                                                                   EXHIBIT 10.19

                            HEWLETT-PACKARD COMPANY
            U.S. AGREEMENT FOR AUTHORIZED SOLUTIONS DIRECT RESELLERS
                                SIGNATURE PAGE

ICN#                                    031676
LEGAL BUSINESS NAME                     DESIGN AUTOMATION SYSTEMS
ADDRESS                                 3200 WILCREST DRIVE SUITE 370
CITY, STATE, ZIP                        HOUSTON, TX 77042-3366
PHONE, FAX#E-MAIL/INTERNET ADDRESS
DBA(s)                                  ____________________________
EXECUTIVE CONTACT                       ____________________________
CORPORATE WEB ADDRESS                   ____________________________



All documents marked with a "x" below govern the relationship between HP and you for the purchase and resale of HP product. HP and Reseller agree that Reseller's volume level, at Net Reseller price, for HP Products on the Exhibits for the term of this Agreement is:

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AGREEMENT:                                               ATTACHMENTS:
-x- HP Reseller Business Terms                           -x-HP Warranty & installation information
-x- U.S Direct Reseller Program
-x- HP Solutions Direct Reseller Program
    Operations Policy Manual


ADDENDA & EXHIBITS:                                      COMMITMENT
_x_ U.S Software License Terms
_x_ U.S Solutions Support Options
__  U.S Solutions VAR Compensation Terms
_x_ U.S Configuration Tools License
__  U.S Solutions Multinational Release Points
__  U.S Solutions Multinational Terms
__  U.S Solutions Multiple Release Points
__  U.S Solutions VAR Certification
__  U.S Solutions OEM/VAR Warranty
__  U.S Solution VAR Dual Aggregation Terms
_x_ U.S Direct Reseller Program-RAM Reseller
__  AV20 HP-UX Server Products                           __$  3,000,000-and up
__  AV21 Unbundled HP-UX Server Products                 __$  3,000,000-and up
__  AV22 HP-UX Workstation Products                      __$  1,000,000-and up
__  AV23 Unbundled HP-UX Workstation Products            __$  1,000,000-and up
__  AV24 Enterprise Storage Products                     __$  3,000,000-and up
__  AV25 Other Peripheral and HP-UX Related Products     __$  Meet Certification
__  AV26 HP Openview NT and Packaged Solutions           __$  Meet Certification
__  AV27 HP Openview IT Service Management               __$  Meet Certification
         & Electronic Business Software
__  AV28 MPE and Related Products                        __$  2,000,000-and up
__  AV30 Symmetrix Products
__  AV33 HP UX Visualize Workstations                    __$  1,000,000-and up
__  AV35 HP NT Visualize Workstations (RAM VAR ONLY)
_x_ AV40 HP High End Enterprise Server Products
__  AV41 HP High End Enterprise Other Peripheral &
         HP Related Products
_x_ AV42 HP ?? Products
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STATEMENT OF OWNERSHIP:

Form of Organization: (i.e. Corporation,General Partnership, Limited Partnership, Sole Proprietor):

For a Corporation, specify whether:     __Publicly Held: State of Incorporation/Organization______________________

Identify Company ownership and management structure as follows (attach additional pages if necessary):

Sole proprietor:                     Identify all owners, officers and ownership percentages held
Trust:                               Identify Trustee(s), Administrators and Beneficiaries of Trust
Partnership:                         Identify all General Partners, Limited Partners, Officers and ownership percentages held
                                     Specify dollar investment of limited partners
Privately Held Corporation:          Identify all shareholders with class and percentage ownership, Officers and Board of Director
                                     Members
Publicly Held Corporation:           Identify owners of 20% or more of each class of shares with class and percentage ownership,
                                     Officers and Board of Director Members

        NAMES                           TITLES                                     OWNERSHIP  INTEREST

                                                                    Percentage Ownership        Type of ownership interest
                                                                     (Dollar Investment in        (Assets, Common or
                                                                       Limited Partners)           Preferred Shares)

Carl R. Rose                            Director                                71%              Common

Charles H. Leaver                       President                       ________________        ___________________

Robert E. Nelson                        Secretary                       _______________         ___________________

_________________                       ______________                  ________________        ___________________

_________________                       ______________                  ________________        ___________________


If company is 100% owned by another corporation, identify the parent corporation's ownership and management structure above and the identify of the parent corporation below:
___________________________________________________________________________________________________________________________________
Parent/Owner, including DBA(s)

__________________________________________________________________________________________________________________________________
Address
                                                                        ( )
__________________________________________________________________________________________________________________________________
City                    State                   Zip                     Telephone

                                                                        ( )
_________________________________________________________________________________________________________________________________
State of Parent/Owner's Incorporation                                   Fax

This  Reseller Agreement is made and entered into by and between________________.a______________________Corporation and
Hewlett-Packard Company, a Delaware Corporation.

________________________________________________________________________________________________________________________________

AUTHORIZED SIGNATURES                                                           HEWLETT-PACKARD COMPANY

/s/ [Signature Appears Here]                                                     /s/ [Signature Appears Here]
_______________________________                                                 __________________________________
Authorized Signature                                                            Susan Weatherman
                                                                                Reseller Contracts & Negotiation Manager

Robert E. Nelson
__________________________
Type Name

Secretary                                                                                                   March 31,2000
__________________________                                                      _______________             ______________
Title                                                                           Effective Date              Expiration Date


                                                                                                                         Page 2 of 2
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                       HP RESELLER BUSINESS TERMS
                           TABLE OF CONTENTS


                            1.  DEFINITIONS
                            2.  APPOINTMENT
                            3.  STATUS CHANGE
                            4.  RELATIONSHIP
                            5.  PRICES
                            6.  ORDERS AND DELIVER
                            7.  PAYMENT
                            8.  WARRANTY
                            9.  PRODUCT MODIFICATION
                            10. SUPPORT
                            11. SOFTWARE
                            12. TRADEMARKS
                            13. INTELLECTUAL PROPERTY PROTECTION
                            14. CONFIDENTIALITY
                            15. LIMITATION OF LIABILITY AND REMEDIES
                            16. RECORD-KEEPING AND AUDIT
                            17. CHANGES AND AMENDMENTS
                            18. TERM AND TERMINATION
                            19. POLICIES AND PROGRAMS
                            20. GENERAL

                          HP RESELLER BUSINESS TERMS


1.   DEFINITIONS

     A. "Agreement" means the Signature Page containing the signature of HP and Reseller, these HP Reseller Business Terms, any attached Agreement, Product Exhibits, Addenda, Product Categories, and the applicable Operations Policy Manual.

     B. "Delivery" means standard HP shipping to and arrival at the receiving area at the "Ship To" address in the country where Reseller's order is placed, unless otherwise indicated on the quotation.

     C. "Exhibits" are documents attached to, incorporated by reference in, or added to this Agreement at a later date which describe the Reseller relationship, Products, Support, marketing programs or other business terms. "Product Exhibits" and "Product Categories" refer to the Products available for purchase under this Agreement. "Addenda" refer to particular Reseller relationships, Support offerings and marketing programs.

     D. "Operations Policy Manual" ("OPM") is a document which further describes the specific relationship and obligations between HP and Reseller under this Agreement.

     E. "Net Reseller Price" for Products purchased under this Agreement means the HP List Price in effect at the time an order from Reseller is received by HP, less the applicable discounts based on Reseller's volume, other commitments or elections specified in Exhibits and this Agreement.

     F. "Products means hardware, Software, documentation, accessories, supplies, parts and upgrades that HP authorizes Reseller to purchase or license under this Agreement, and that are determined by HP to be available from HP upon receipt of Reseller's order. "Custom Products" means Products modified, designed or manufactured to meet Reseller or end-user customer requirements.

     G. "Software" means one or more programs capable of operating on a controller, processor or other hardware Product ("Device"). Software is either a separate Product, included with another Product ("Bundled Software"), or fixed in a Device and not removable in normal operation ("Firmware").

     H. "Specifications" means specific technical information about HP Products which is published in HP Product manuals and technical data sheets in effect on the date HP ships Reseller's order.

     I. "Support means hardware maintenance and repair: Software updates and maintenance; training; and other standard Support services provided by HP. "Custom Support" means any agreed upon non-standard Support, including consulting and custom project services.


2.  APPOINTMENT

    A. HP appoints Reseller as an authorized, non-exclusive Reseller for the purchase and resale or sublicense of Products subject to the terms and conditions of this Agreement.

    B. The nature and scope of Reseller's authorization, including any geographic, vertical market or other restrictions, are mainly detailed in the attached Agreement and Addenda. The Products covered by Reseller's authorization, including any discounts and commitment levels, are detailed in the attached Addenda, Product Exhibits and Product Categories. Other policies, procedures, terms and conditions applicable to this Agreement are contained in the OPM.

    C.  Reseller accepts appointment on these terms and conditions.


3.  STATUS CHANGE

    A.  if Reseller wishes to:

        1.   Change its name;

        2. Add, close or change an HP-approved shipment, delivery or other HP-authorized location;

        3. Undergo a merger, acquisition, consolidation or other reorganization with the result that any entity controls twenty-five percent (25%) or more of Reseller's capital stock or assets after such transaction, or assumes management of Reseller operations; then Reseller will notify HP in writing at least ten (10) working days prior to the intended date of change and provide HP all information and documents requested by HP for the purpose of evaluating such status change.

    B. HP will promptly notify Reseller of its consent to the continuation of Reseller's authorization following such a change in status, provided that HP may terminate this Agreement immediately upon notice in the event HP does not consent to such change. Pending HP's notification, HP will have no obligation to perform under this Agreement.

4.  RELATIONSHIP

    A. Reseller and HP are independent contractors for purposes of this Agreement. This Agreement does not establish a franchise, joint venture or partnership, or create any relationship of employer and employee, master and servant, or principal and agent between the parties.

    B. Neither party will have, nor represent that it has, any power, right, or authority to bind the other party, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party without such other party's express written consent. Reseller acknowledges that any commitment made by Reseller to its customers with respect to price, quantities, delivery, specifications, warranties, modifications, interfacing capability or suitability will be Reseller's sole responsibility, and Reseller will indemnify HP from liability for any such commitment by Reseller.

   C. This Agreement applies only to the Products listed on the Product Exhibits, and the relationship between the parties is non-exclusive. Reseller acknowledges that HP may market other products, including products in competition with those listed on the Product Exhibits, without making them available to Reseller. HP acknowledges that Reseller may market other products, including those in competition with those listed on the Product Exhibits. Each party reserves the right to advertise, promote and sell any product, including Products listed on the Product Exhibits, in competition with the other party.

   D. HP will not be deemed a party to any agreement between Reseller and any subsequent purchaser or licensee.


5. PRICES

   A. Net Reseller Price includes shipment arranged by HP, unless otherwise indicated on the quotation. HP reserves the right to charge Reseller for any special routing, packing, handling or insurance requested by Reseller and agreed to by HP. Orders shipped under special routing instructions must be separately agreed upon and may be subject to additional charges.

   B. Prices are exclusive of, and Reseller will pay, applicable sales, use, service, value added or like taxes unless Reseller has provided HP with an appropriate exemption certificate for the Delivery jurisdiction, or HP agrees the transaction is otherwise exempt.

   C. HP reserves the right to change prices and discounts upon reasonable notice or as specified in Exhibits or the OPM. If Reseller is unsure of the List Price to use in calculating Net Reseller Price for any Product, Reseller should contact its HP sales representative or relationship manager.

   D. List prices are suggested prices for resale to end-user customers and a basis for calculating Net Reseller Price. Reseller has the right to determine its own resale prices, and no HP representative will require that any particular resale price be charged by Reseller or grant or withhold any benefits to Reseller based on Reseller's resale pricing policies. Reseller agrees that it will promptly report any effort by HP personnel to interfere with its pricing policies directly to an HP officer or senior sales manager.

   E. Upon request from Reseller, HP may at its discretion grant special pricing for particular end-user customer transactions. In good faith HP may retract the special pricing at any time before acceptance by the end-user customer. HP may extend the pricing on an exclusive or non-exclusive basis and may condition the pricing on a pass-through of all or part of the non-standard offering extended by HP.

   F. HP may, from time to time, offer Reseller certain Products on special promotional terms and conditions. All such offerings may be subject to pricing or discounts different from those provided for in this Agreement. Such offerings may not, in some cases, apply towards Reseller's volume or other commitments, and may not be eligible for other standard benefits, including but not limited to promotional allowance funds, price protection or stock adjustments. Except as specifically altered by HP in a promotional offering under this section, all other terms and conditions will remain unaltered.


6. ORDERS AND DELIVERY

   A. HP will honor written orders from Reseller unless other methods are agreed upon in writing. Reseller's orders must reference this Agreement and comply with the minimum order, release, destination ("Shipment" address) and other requirements specified in Addenda, Exhibits and/or the OPM. Orders must also specify Delivery dates within periods specified in the OPM.

   B. Reseller will issue orders from approved locations within its organization and will specify HP authorized "Ship To" addresses within the country where the order is placed, unless otherwise agreed. Reseller is responsible for ensuring that only authorized employees place, change or delete orders and that the orders conform to all requirements of this Agreement.

   C.  All orders are subject to acceptance by HP.

   D. Delivery is subject to Product availability at the time Reseller's order is received. HP will make every reasonable effort to meet delivery dates quoted or acknowledged. If Products are in short supply, HP will allocate them at HP's discretion.

   E. Title to hardware Products and risk of loss and damage for any Product will pass to Reseller at destination, provided however, that if Products are shipped under Reseller's shipping instructions, title and risk of loss and damage will pass to Reseller at HP's shipping dock.

   F. Transactions may be conducted through Electronic Data Interchange ("EDI") or other electronic methods, as agreed.

   G. Neither party will be responsible for failure or delay in performance due to circumstances beyond its reasonable control, such as labor disputes, natural disaster, shortage of or inability to obtain labor, energy, and materials, war, riot, embargo, fire, or any other act or condition beyond the reasonable control of the non-performing party. Notwithstanding the foregoing, nothing shall relieve the Reseller from any payment obligations under this Agreement.


7. PAYMENT

   A. Reseller will pay invoices within thirty (30) days from the date of HP's invoice. HP reserves the right to specify payment in advance or other payment terms for credit reasons, or when Reseller's financial condition or relationship with HP so warrants, with respect to any new or unshipped orders.

   B. If Reseller fails to pay any sum when due or fails to perform under this or any other Agreement with HP after ten (10) days written notice, HP may discontinue performance under this or any other Agreement between HP and Reseller.

   C. Any Reseller claim for adjustment of an invoice is deemed to be waived if Reseller fails to present such claim within ninety (90) days from the date of the invoice. No claims, credits, or offsets may be deducted from any invoice.


8. WARRANTY

   Product warranty terms, conditions, exceptions, exclusions and disclaimers are contained in the OPM, Exhibits and where applicable with Products.


9. PRODUCT MODIFICATION

   A. HP reserves the right to make change in the design or Specifications of Products.

   B. Reseller is responsible for any modification it makes to Products or for any commitment made with respect to special interfacing, compatibility or suitability of Products for specific applications.

   C. If HP believes Reseller's modifications may have an adverse effect on Product support, marketing and technical specifications, HP reserves the right to modify this Agreement.


10.SUPPORT

   Reseller maybe eligible to participate in HP Support programs. Support terms and conditions are contained in the OPM and/or Exhibits, and Program guides which may be supplied separate from this Agreement.


11.SOFTWARE

   Software distribution rights and license terms are contained in the OPM and/or Exhibits, and where applicable with Products.


12.TRADEMARKS

   A. From time to time, HP may authorize Reseller to display one or more designated HP trademarks, logo types, trade names and insignia ("HP Marks"). Reseller may display HP Marks solely to promote Products. Any display of HP Marks, must be in good taste, in manner that preserves their value as HP Marks, and in accordance with standards provided by HP for their display. Reseller will not use any name or symbol in a way which may imply that Reseller is an agency or branch of HP; Reseller will discontinue any such use of a name or mark as requested by HP. Any rights or purported rights in any HP Marks acquired through Reseller's use belong solely to HP.

   B. Reseller grants HP the non-exclusive, royalty free right to display Reseller's trademarks in advertising and promotional material solely for directing prospective purchasers of products to Reseller's selling locations. Any display of the trademarks must be in good taste, in a manner that preserves their value as Reseller's trademarks, and in accordance with standards provided by Reseller for their display. Any rights or purported rights in any Reseller trademarks acquired through HP's use belong solely to Reseller.


13.  INTELLECTUAL PROPERTY PROTECTION

     A. HP will defend or settle any claim against Reseller (or end-user customer, or third parties to whom Reseller is authorized by HP to resell or sublicense), that Products or Support (excluding Custom Products and Custom Support),delivered under this Agreement infringe a patent, utility model, industrial design, copyright, trade secret, mask work or trademark in the country where Products are used, sold or receive Support, provided Reseller.

        1.  Promptly notifies HP in writing;

        2. Cooperates with HP in, and grants, HP sole control of the defense or settlement; and

        3. Sold said Products or Support in complete compliance with this Agreement.

     B. HP will pay infringement claim defense costs, settlement amounts and court-awarded damages. If such a claim appears likely, HP may modify the Product, procure any necessary license, or replace it. If HP determines that none of these alternatives is reasonably available, HP will refund Reseller's purchase price upon return of the Product if within one (1) year of Delivery, or the Product's net book value thereafter.

     C. HP has no obligation for any claim of infringement arising from:

        1. HP's compliance with Reseller's designs, specifications or instructions;

        2. HP's use of technical information or technology provided by Reseller;

        3.   Product modifications by Reseller or a third party;

        4. Product use prohibited by Specifications or related application notes; or

        5.   Use of the Product with products not supplied by HP.

     D. These terms state HP's entire liability to Reseller and its customers for claims of intellectual property infringement.


14.  CONFIDENTIALITY

     A. In the event that confidential information is exchanged, each party will protect the confidential information of the other in the same manner in which it protects its own like proprietary, confidential, and trade secret information. If the party claiming the benefit of the provision furnishes such information in writing and marks such information as "Confidential" or if such information is provided orally, then the transmitting party ("Discloser") will confirm in writing to the receiving party ("Recipient") that it is confidential within thirty (30) days of its communication. Such information will remain confidential for three (3) years after the date of disclosure.

     B. This Section imposes no obligation upon a Recipient with respect to confidential information which (a) was in the Recipient's possession before the Disclosure; (b) is or becomes a matter of public knowledge through no fault of the Recipient; (c) is rightfully received by the Recipient from a third party without a duty of confidentiality; (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by the Recipient; (f) is disclosed by the Recipient with the Discloser's prior written approval.


15.  LIMITATION OF LIABILITY AND REMEDIES

     A. Products are not specifically designed, manufactured or intended for sale as parts, components or assemblies for the planning, construction, maintenance, or direct operation of a nuclear facility. Reseller is solely liable if Products or Support purchased by Reseller are used for these applications. Reseller will indemnify and hold HP harmless from all loss, damage, expense or liability in connection with such use.

     B. To the extent HP is held legally liable to Reseller, HP's liability is limited to:

        1. Payments arising from warranty claims and as described in Section 13 above;

        2.  Damages for bodily injury;

        3. Direct damages to tangible property up to a limit of U.S. one million dollars ($1,000,000); and

        4. Other direct damages for any claim based on a material breach of Support services, up to a maximum of twelve (12) months of the related Support charges paid by Reseller during the period of material breach.

        5. Other direct damages for any claim based on a material breach of any other term of this Agreement, up to a limit of U.S. one million dollars ($1,000,000) or the amount paid to HP for the associated Product, whichever is less.

    C. Notwithstanding Section 15.B. above, in no event will HP or its subsidiaries, affiliates, subcontractors or suppliers be liable for any of the following:

        1.  Actual loss or direct damage that is not listed in Section 15.B.
            above;

        2.  Damages for loss of data, or software restoration;

        3. Damages relating to Reseller's procurement of substitute products or services (i.e., "cost of cover"); or

        4. Incidental, special or consequential damages (including downtime costs or lost profits).


    D.  THE REMEDIES IN THIS AGREEMENT ARE RESELLER'S SOLE AND EXCLUSIVE
        REMEDIES.


16. RECORD-KEEPING AND AUDIT

    A. For purposes such as Product safety notification, operational problem correction and contract compliance, Reseller will maintain records of second-tier reseller and/or customer purchases, which at a minimum must include such purchaser's name, address, phone number, date of sale, Product numbers, quantities, serial numbers, and shipment address.

    B. HP may, from time to time, give notice to Reseller of its intention to verify and audit Reseller's compliance with this Agreement or with related marketing program terms and conditions. The auditor will be given prompt access, either on-site or through other means, to Reseller's customer inventory or other records.

    C. Further record-keeping and audit requirements may be contained in Agreement, Addenda and/or the OPM.


17. CHANGES AND AMENDMENTS

    A. From time to time, HP may add Products to or delete them from Product Exhibits; obsolete Products; change List Prices or discounts; implement or change HP policies or programs; or otherwise amend this Agreement at HP's discretion, after reasonable notice to Reseller in writing.

     B. Any amendment will automatically become a part of this Agreement on the effective date specified in the notice, unless Reseller provides HP with written notice of its objection to such amendment within fifteen
         (15) days of Reseller's receipt of the notice. If agreement of the Amendment is not reached by both HP and Reseller within thirty (30) days after HP's receipt of Reseller's objection, either party may terminate this Agreement.

    C. Each party agrees that the other has made no commitments regarding the duration or renewal of this Agreement beyond those expressly stated in this Agreement.


18. TERM AND TERMINATION

    A. Subject to applicable law, either party may terminate this Agreement without cause at any time upon sixty (60) days' written notice or with cause at any time upon thirty (30) days' written notice to the other party. Unless earlier terminated as provided herein, this Agreement will expire on March 31, 2000, but will continue to apply to orders previously accepted by HP.

    B. If either party becomes insolvent, is unable to pay its debts when due, files for bankruptcy, is the subject of involuntary bankruptcy, has a receiver appointed, or has its assets assigned, the other party may terminate this Agreement without notice and may cancel any unfulfilled obligations.

    C. If either party gives the other notice of termination or advises the other of its intent not to renew this Agreement, HP may require that Reseller pay cash in advance for additional shipments during the remaining term, regardless of Reseller's previous credit status, and may withhold all such shipments until Reseller pays its outstanding balance.

    D. Upon termination or expiration, Reseller will immediately cease to be an authorized HP Reseller and will refrain from representing itself as such and from using any HP Trademark or name. Authorization of Reseller and its Authorized Resellers to use any HP Mark will cease upon such termination or expiration.

    E. Upon any termination or expiration, HP may require that Reseller return, against outstanding balance or for repurchase, any HP Products purchased under this Agreement on HP's then current Product Exhibits, which are in their unopened, original packaging and marketable as new merchandise.

         The repurchase price shall be the lower of either the Net Reseller Price on the date of termination or expiration or Reseller's original purchase price, in each case less any promotional or other discounts or price protection or other Credits extended by HP to Reseller for the HP Product. Reseller should contact its HP sales representative for information about the items eligible for repurchase and instructions for information about the items eligible for repurchase and instructions for their return at HP's expense.

    F. Upon termination or expiration, all rights to any accrued HP promotional allowance funds and HP promotional services will automatically lapse.

    G. All obligations concerning outstanding transactions, warranties, Support, Software, intellectual property protection, limitations of liability and remedies, confidentiality, and the general terms and conditions will survive termination or expiration, except that the provisions for confidentiality and Support will survive only through the periods set forth in this Agreement.


19. POLICIES AND PROGRAMS

    From time to time, HP may offer or change HP policies and promotional or other marketing programs, including but not limited to programs involving promotional allowances, Product demonstration and development unit purchases, and Support. Participation in such programs will be subject to the then current terms and conditions of those programs.


20. GENERAL

    A. Neither party may assign or transfer any rights or obligations hereunder without prior written consent of the other party, provided that HP may assign or transfer all such rights and obligations to other HP entities, and the right to receive payments to third parties, without consent.

    B. Neither party's failure to enforce any provision of this Agreement will be deemed a waiver of that provision or of the right to enforce it in the future.

    C. Reseller and HP will conduct all its activities relating to their respective business in accordance with the highest standards of ethics and fairness as well as compliance with applicable law. Either party may immediately terminate this Agreement if the other party fails to do so.

    D. Reseller who is expressly authorized by HP in writing to export, re-export or import Products, technology or technical data purchased hereunder, assumes responsibility for complying with applicable laws and regulations and for obtaining required export and import authorizations. HP may suspend performance if Reseller is in violation of any applicable laws or regulations.

    E.  This Agreement will be governed by the laws of the State of California.

    F. To the extent that any provision of this Agreement is determined to be illegal or unenforceable in a particular country, the remainder of the Agreement will remain in full force and effect. The offending provision will be deemed amended by the parties so as to make it enforceable and, to the extent possible, have consequences which are substantially the same as what was intended by the parties.

    G. The united Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement or to transactions processed under this Agreement.

    H. All notices that are required under this agreement and OPM will be in writing and will be considered given as of twenty-four (24) hours after sending by electronic means, facsimile transmission, overnight courier, or hand delivery, or as of five (5) days of certified mailing and appropriately addressed to 5301 Stevens Creek Boulevard, Santa Clara, CA 95052-8059, M/S54U HC.

    I. This Agreement constitutes the entire understanding between HP and Reseller, and supersedes any previous communications, representations or agreements between the parties, whether oral or written, regarding transactions hereunder. Reseller's additional or different terms and conditions will not apply. Except as provided in Section 17 above, no modification of this Agreement will be binding on either party unless made in writing and signed by both parties.

    J. In the event of a conflict, the following order of precedence will apply: OPM, Agreement, Addenda, Product Exhibits, HP Reseller Business Terms, unless otherwise expressly agreed upon in a specific Section or Sections or Sections of this Agreement.

                      U.S DIRECT RESELLER PROGRAM EXHIBIT
                               TABLE OF CONTENTS


                              1. FURTHER APPOINTMENT
                              2. RESELLER RESPONSIBILITIES
                              3. MULTIPLE AGREEMENT DISCOUNTS
                              4. PAYMENT
                              5. ORDERS AND DELIVERY
                              6. RECORD-KEEPING AND AUDIT
                              7. TERM AND TERMINATION
                              8. GENERAL

                      U.S. DIRECT RESELLER PROGRAM EXHIBIT


1.      FURTHER APPOINTMENT

        In addition to the terms set forth in Section 2 of the HP Reseller Business Terms, the following will apply:

        A. HP appoints Reseller as an authorized, non-exclusive direct reseller (sometimes referred to in this Exhibit as "Direct Reseller"), for marketing the Products listed on the Product Exhibits.

        B. Direct Reseller will resell Products directly to customer (sometimes referred to in this Exhibit as "Customers") for end use only, unless otherwise permitted under this Agreement.


2.      RESELLER RESPONSIBILITIES

        A. Shipments of Products to unauthorized Customers will constitute a breach of this Agreement and may result in termination of this Agreement. In addition, Direct Reseller agrees to pay to HP an amount equivalent to the discount received from HP for such shipments.

        B. Shipments of Products to non-authorized resellers, or to HP authorized resellers who sell such HP Products in violation of any eligibility criteria, qualifications, added value requirements, or any other limitations on Direct Reseller activity as set forth in this Agreement, will constitute a breach of this Agreement and may result in termination this Agreement. In addition, Direct Reseller agrees to pay to HP an amount equivalent to the discount received from HP for such shipments.

        C. Direct Reseller agrees to:

        1. Advertise, promote, demonstrate and sell Products on a face-to-face basis as required by this Agreement, including all Product Exhibits, and provide pre-sales support and post-sales technical support to all customers.

        2. Represent Products fairly.

        3. Forward promptly to Customers all technical sales and promotional materials, suggested price lists and other information provided by HP for the purpose of reshipment to Customers.

        4. Provide Customers with a written invoice stating the Customer's name and address, the date of purchase, and serial numbers, if any, of Products. Direct Reseller will retain such records, or their equivalent, to enable Direct Reseller to notify Customers of Products safety information, corrections for operational problems, and the like.

        5. Provide Customers with any HP ergonomics information, including, where applicable, HP Working in Comfort materials (in paper and electronic form) and any warning or advisory tags, labels or other information relating to the use of Products containing keyboards.

        6. Maintain or make available such qualified personnel as necessary to provide timely and acknowledgeable support services.

        7. Use catalogs and telemarketing sales techniques only in conformity with current HP policies and only as a complement to face-to-face sales activity unless nationwide advertising for the Product is permitted in this Agreement.

        8. Ensure that no sale, advertising, promotion, display or disclosure of any features, availability or pricing of any new HP product takes places before HP's public announcement of that product.

        9. Respond promptly to all Customer inquiries or requests related to Products.

       10. Authorize HP's representatives to call on Customers for Product training and other objectives.

       11. Report promptly to HP all suspected defects in Products.

       12. Ensure that its employees complete any training courses and certification programs designated by HP. In some cases, successful completion of such training and/or certification may be required before Direct Reseller is authorized to sell specific Products or participate in specific programs.

       13. Confer periodically with HP at HP's request on matters relating to market conditions, sales forecasting, and Product planning.

3.      MULTIPLE AGREEMENT DISCOUNTS

        Unless otherwise specified by HP in writing, purchases of Products under this Agreement and purchases under any other HP agreement are exclusive of each other for the purpose of calculating volume commitment and discount levels.

4.      PAYMENT

        In addition to the terms set forth in Section 7 of the HP Reseller Business Terms, the following will apply:

        A. Direct Reseller will furnish HP with copies of its financial reports, including but not limited to Direct Reseller's latest balance sheet, profit and loss statement, and other pertinent financial information as HP deems necessary to determine Direct Reseller's credit worthiness.

        B. Upon request, HP will provide Direct Reseller with invoice copies accounting for sales of goods and services by HP to Direct Reseller. Direct Reseller will have ninety (90) days from date of HP's invoice to raise any questions or objections to this statement of account.

        C. In the event that Direct Reseller and HP are unable to resolve any questions or objections to the statement of Direct Reseller's account or invoice, Direct Reseller may file suit against HP at any time up to one (1) year after the date of HP invoice in question.

        D. Direct Reseller grants and HP reserves a purchase money security interest in each Product purchased under this Agreement and in any proceeds thereof for the amount of the purchase price from HP. Upon request by HP, Direct Reseller will sign any document required to perfect such security interest. Payment in full of the purchase price of a Product will release the security interest in that product.

5.      ORDERS AND DELIVERY

        In addition to the terms set forth in Section 6 of the HP Reseller Business Terms, the following will apply:

        A. HP will honor electronic, written, fax and telephone orders from the following Direct Reseller location:

        Direct Reseller is responsible for ensuring that only authorized employees place, change or delete orders and that the orders conform to all requirements of this Agreement.

        B. HP reserves the right to schedule and reschedule any order, at HP's discretion, and to decline any order for credit reasons or because the order specifies an unreasonably large quantity or makes an unreasonable shipment request.

        C. Direct Reseller agrees to accept all deliveries of HP product as scheduled. If Direct Reseller fails to accept a scheduled delivery, or takes any action which delays or hinders HP's ability to meet any delivery schedule, HP reserves the right to charge Direct Reseller for any costs resulting from such action, including return freight fees and restocking charges. In addition, HP reserves the right to cancel any order connected to a shipment which Direct Reseller refuses to accept or delays, and to reallocate such order.

6.      RECORD-KEEPING AND AUDIT

        In addition to the terms set forth in Section 16 of the HP Reseller Business Terms, the following will apply:

        A. Direct Reseller is required to provide HP with accurate HP product sell-through, sell-to, and inventory data in a format and frequency defined by HP in the data management guidelines provided by HP. Participation in HP programs will be reliant on Direct Reseller's ability to comply with program reporting requirements.

        B. Daily sell-through, sell-to and inventory reports must be received consistently at the time agreed upon by HP and the Direct Reseller.

        C. Direct Reseller warrants that the information transmitted to HP is accurate. Such information may provide for benefits under HP programs which link the provision of benefits to accurate sell-through, sell-to or inventory information. Failure to report accurate daily data for each approved location and to incorporate the previous day's data for each approved location will be considered a violation of this Agreement and will result in penalties equal to HP's cost to correct such errors.

        D. Direct Reseller must respond to and resolve any data integrity issues within seven (7) calendar days of HP's request for verification.

        E. Direct Reseller must identify a specific contact for data integrity and reporting issues.

        F. Any changes to the format, frequency, or type of data provided by Direct Reseller to HP must be made following HP's written request to Direct Reseller, which request must be signed by one of HP's authorized data management representatives, or following HP's written agreement to a letter documenting Direct Reseller's request for such changes. Such agreement may be made only by one of HP's authorized data management representatives. A list of such authorized representatives may be obtained from Direct Reseller's HP account manager. HP reserves the right to deny Direct Reseller any HP financial benefits for purchases or sales made for which Direct Reseller's provision of data is not in compliance with the provisions of this subsection.

        G. Direct Reseller is responsible for the accuracy of data provided to HP for benefits under any HP program which links the provision of benefits to sell-through, sell-to or inventory information.

        H. HP reserves the right to refuse to review disputed benefit claims which are made outside the allotted time frame referenced in the program documentation or which are based on late, inaccurate or otherwise discrepant data supplied by Direct Reseller. If HP agrees to review a disputed benefit, claim, then HP may charge and deduct from any credits owed to Direct Reseller for all expenses HP incurs in reviewing the claims.

        I. Any expense incurred in the process of meeting the reporting requirements set forth in this Agreement or related materials is the sole responsibility of the Direct Reseller.

        J. Direct Reseller must comply with any reporting requirements for HP marketing and promotional programs. Such programs may impose a twenty-five dollar ($25) minimum benefit per transaction requirement.

        K. HP may recover all reasonable actual costs associated with compliance verification procedures, by deducting equivalent amounts from any promotional funds, rebate funds or any other HP accrued funds held for Direct Reseller's use.

        L. HP may debit Direct Reseller for all wrongfully claimed discounts, rebates, promotional allowances or other amounts determined as a result of HP's audit.

        M. HP may, from time to time, send to Direct Reseller a list of serial numbers of designated products for which HP tracks unauthorized sales. Direct Reseller agrees to identify to which customer each serial number was shipped and to forward this information to its HP representative within a period of not more than twenty-one (21) days from the date of HP's notice.

7.      TERM AND TERMINATION

        In addition to and notwithstanding Section 18 of the HP Reseller Business Terms:

        A. Either party may terminate this Exhibit or the entire Agreement without cause at any time upon thirty (30) days' written notice to the other party, or with cause at any time upon fifteen (15) days' written notice to the other party.

8.      GENERAL

        In addition to the terms set forth in Section 20 of the HP Reseller Business Terms, the following will apply:

        A.  U.S. GOVERNMENT

        1. Unless Direct Reseller has obtained HP's prior written consent, Direct Reseller is prohibited from issuing any "Letter of Supply", from guaranteeing to supply, or from selling, supplying, or providing any person with Products for resale under any GSA contract. Unless Direct Reseller has first received a Letter of Supply or other written authorization from HP, Direct Reseller is prohibited from listing, and will not list, HP products on any GSA schedule or contract.

        2. No U.S. government procurement regulations will be deemed included in this Agreement or binding on either party unless specifically accepted in writing and signed by both parties.

        3. HP has a specific published process for identifying Defense Priority Allocation System (DPAS) orders, which HP will provide to Reseller upon request. Orders placed by Direct Reseller that do not follow this process will not be recognized as DPAS orders and may be rejected. HP will not be liable for improperly placed DPAS orders.

B.      INTERNATIONAL SALES

        Notwithstanding Section 20.F of the HP Reseller Business Terms, Direct Reseller will not export Products to any purchaser outside the U.S., nor will Direct Reseller sell Products for export outside the U.S., without HP's prior written consent. HP's consent to Direct Reseller's export of Products does not relieve Direct Reseller of its obligation to obtain any required licenses from the United States Department of Commerce, or any other agency or department of the United States government, or any other required approvals from any other government required by any applicable law or regulation, prior to exporting HP products directly or indirectly.

                        U.S. DIRECT RESELLER PROGRAM:
                               RAM VAR EXHIBIT
                              TABLE OF CONTENTS


                        1. FURTHER APPOINTMENT
                        2. RESELLER ACCOUNT MANAGER INTERFACE
                        3. CERTIFICATION
                        4. CONDITIONS

                         U.S. DIRECT RESELLER PROGRAM:
                                RAM VAR EXHIBIT


1.      FURTHER APPOINTMENT

        A. HP appoints Direct Reseller as an authorized, non-exclusive reseller (sometimes referred to in this Exhibit as "RAM VAR") of the Products identified with a check mark on the signature page of this Agreement.

        B. Except as expressly modified by this Exhibit, all other terms and conditions in this Agreement remain in full force and effect, and apply to all RAM VAR purchases under this Exhibit.

2.      RESELLER ACCOUNT MANAGER INTERFACE

        A. HP will designate a "Reseller Account Manager" to act as HP's agent in connection with all product purchased by RAM VAR under this Exhibit and the associated Product Exhibits. The Reseller Account Manager will act as RAM VAR's primary interface with respect to the fulfillment of HP's obligations in the following areas, plus any others designated by HP: Product marketing, Agreement compliance, pre-sales and post-sales technical support, Product orders, invoices, credit and collection.

        B. Reseller Account Manager may require additional terms and conditions with RAM VAR in connection with this Exhibit, including additional credit terms. Such additional terms and conditions will be subject to HP's prior review and approval, and if so approved will take precedence over any conflicting terms and conditions in this Agreement.

3.      CERTIFICATION

        RAM VAR certifies:

        A. It is experienced in the use and operation of the products to be purchased hereunder and will be primarily responsible for the marketing and support of the products to end-user customers. RAM VAR may request marketing assistance from HP. HP will only be obligated to provide such assistance as is specifically and mutually agreed upon by both parties.

        B. It will take sole responsibility for any representations it makes or agreements it executes.

        C. The products purchased under this Agreement for RAM VAR purposes will be incorporated in a system consisting of a substantial amount of other services, hardware and/or software which RAM VAR manufactures, develops, provides or, in the case of software, acquires the right to license or sublicense ("added value") and which RAM VAR sells or leases to end-user customers (other than RAM VAR's corporate parent, division, or any subsidiary of corporate parent) in the regular course of business. This added value represents a significant functional and value enhancement to the products RAM VAR furnishes. If RAM VAR's added value consists of software, the software solves a major application need for the system being purchased.

        D. It is responsible for maintaining ongoing support services for the added value portion of the system.

        E. It is responsible for complying with all training requirements designated by HP and provided to RAM VAR, concerning each eligible product RAM VAR carries.

        F. For the term of this Agreement, RAM VAR will only be authorized to purchase HP products associated with this Exhibit from Reseller Account Manager with which RAM VAR applies and is approved by HP.

4.      CONDITIONS

        A. Whenever products are being purchased for RAM VAR purposes, RAM VAR will so specify in its order.

        B. RAM VAR will not advertise, promote, or resell Products to customers outside the vertical market(s) designated in writing by HP.

        C. RAM VAR will not advertise, promote, or resell Products to customers outside the geographic area(s) designated in writing by HP.

        D. RAM VAR will not resell HP products without the added value described in this Agreement.

        E. RAM VAR will have no claim against HP for compensation or commission from any purchase of HP products from HP or a third party by RAM VAR's end-user customers or prospective end-user customers.

        F. RAM VAR will qualify for RAM VAR discounts on add-on Products and upgrades to Products previously purchased by RAM VAR under this Exhibit if: (1) RAM VAR initially resold the Product or system being enhanced or upgraded (the "Initial System") with added value in accordance with the terms of this Program Exhibit, including, but not limited to any added value or other requirements set forth in the Reseller's application, and RAM VAR has provided and continues to provide ongoing support on Initial System, or (2) RAM VAR did not initially resell the Initial System but RAM VAR sells the upgrade or add-on with the added value specified in this Program Exhibit.

                      HP SOFTWARE LICENSE TERMS ADDENDUM
                              TABLE OF CONTENTS


                              1.  DEFINITIONS

                              2.  LICENSES

                              3.  GENERAL LICENSE TERMS

                  HP SOFTWARE LICENSE TERMS ADDENDUM

1.  DEFINITIONS

    A. "Software" means one or more programs capable of operating on a controller, processor or other hardware Product ("Device"). Software is either a separate Product, included with another Product ("Bundled Software"), or fixed in a Device and not removable in normal operation ("Firmware").

    B. "Use" means storing, loading, installing, executing, or displaying Software on a Device.

    C. "Products" means hardware, Software, documentation, accessories, supplies, parts and upgrades that are determined by HP to be available from HP upon receipt of Customer's order. "Customer Products" means Products modified, designed or manufactured to meet Customer requirements.

    D. "Software License" means the Use authorization(s) for the Software specified by HP in its quotation, invoice or other documentation. Each Software License has a corresponding License Fee.

    E. "License Fee" means the fee or fees designated by HP for Use of Software. Different License Fees may apply to particular Software if more than one Software is available for that Software.

2.  LICENSES

    In return for the License Fee, HP grants Customer a non-exclusive license to Use the Software listed in Customer's order in conformance with the applicable Software License. Details of the types of Software Licenses offered are available from HP on request. If no Software License is specified, then, in return for the applicable fee, HP grants Customer a license to Use one copy of the Software on one Device at any one time. All Software Licenses will be perpetual unless terminated, transferred or otherwise specified.

    If Customer is an HP Authorized Reseller, Customer may sublicense the Software to an end-user for its Use, or (if applicable) sublicense the Software to an HP Authorized Reseller for subsequent distribution to an end-user for its Use. These sublicenses must incorporate the terms of this license in a written sublicense agreement, which will be made available to HP upon request.

3.  GENERAL LICENSE TERMS

    A. Unless otherwise permitted by HP, Customer may only make copies or adaptations of the Software for archival purposes or when copying or adaptation is an essential step in the authorized Use of the Software on a backup Device, provided that copies and adaptations are used in no other manner and provided further that the Use on the backup Device is discontinued when the original or replacement Device becomes operable.

    B. Customer must reproduce all copyright notices in or on the original Software on all permitted copies or adaptations. Customer may not copy the Software onto any public or distributed network.

    C. Bundled Software or Firmware provided to Customer may only be used when operating the associated Device in configurations as sold or subsequently upgraded by HP. Customer may transfer Firmware only upon transfer of the associated Device.

    D. Updates, upgrades or other enhancements are available under HP Support Agreements. HP reserves the right to require additional licenses and fees for Use of the Software on upgraded Devices.

    E. The Software is owned and copyrighted by HP or by third-party suppliers. Customer's license confers no title or ownership and is not a sale of any rights in the Software, its documentation, or the media on which they are recorded or printed. Third-party suppliers may protect their rights in the Software in the event of any infringement.

    F. Customer will not disassemble or decompile the Software without HP's prior written consent. Where Customer has other rights under statute, Customer will provide HP with reasonably detailed information regarding any intended disassembly or decompilation. Customer will not decrypt the Software unless necessary for legitimate use of the Software.

    G. Customer's Software License is transferable subject to HP's prior written authorization and payment to HP of any applicable fees. Customer will immediately upon transfer deliver all copies of the Software to the transferee. The transferee must agree in writing to the terms of Customer's license. All license terms will be binding on involuntary transferees, notice of which is hereby given. Customer's license will automatically terminate upon transfer.

    H. HP may terminate Customer's or any transferee's or sublicensee's Software License upon notice for failure to comply with any applicable license terms. Immediately upon termination, the Software and all copies of the Software will be destroyed or returned to HP. Copies of the Software that are merged into adaptations, except for individual pieces of data in Customer's or transferee's or sublicensee's data base, will be removed or destroyed or returned to HP. With HP's written consent, one copy of the Software may be retained subsequent to termination for archival purposes.


    I. In this clause on Licenses to the U.S. Government, the term "Customer" means HP's direct purchaser, any entity sublicensing the Software, and the end-user.

        1. If Software is licensed for use in the performance of a U.S. government prime contract or subcontract, Customer agrees that Software has been developed entirely at private expense. Customer agrees that Software, and any derivatives or modifications, is adequately marked when the Restricted Rights Legend below is affixed to the Software or to its storage media and is perceptible directly or with the aid of a machine or device. Customer agrees to conspicuously put the following legend on the Software media with Customer's name and address added below the notice:

            RESTRICTED RIGHTS LEGEND

            Use, duplication or disclosure is subject to HP standard commercial license terms or to the following restrictions, whichever is applicable;

          1. for non-DOD Departments and Agencies of the U.S. Government, as set forth in FAR 52.227-19(c)(1-2)(Jun 1987)

          2.  for the DOD and its Agencies, as set forth in DFARS 252.227-7013
              (c) (1) (ii) (Oct 1988), DFARS 252.211-7015 (c) (May 1991),
              whichever is applicable.

                            Hewlett-Packard Company
                              3000 Hanover Street
                          Palo Alto, CA 94304 U.S.A.

                 Copyright (c) 199_ Hewlett-Packard Company.
                              All Rights Reserved

        2. Customer further agrees that Software is delivered and licensed as "Commercial computer software" as defined in DFARS 252.227-7013 (Oct
            1988), DFARS 252.211-7015 (May 1991) or DFARS 252.227-7014 (Jun
            1995), or as a "commercial item" as defined in FAR 2.101(a), or as "Restricted computer software" as defined in FAR 52.227-19 (Jun
            1987) (or any equivalent agency regulation or contract clause), whichever is applicable. The Customer agrees that it has only those rights provided for such Software by the applicable FAR or DFARS clause or the HP standard software agreement for the Product involved.

    J. Neither party may assign any rights or obligations hereunder without prior written consent of the other party.

    K. Customer who exports, re-exports or imports HP licensed Products, technology or technical data purchased hereunder, assumes responsibility for complying with applicable laws and regulations and for obtaining required export and import authorizations. HP may suspend performance if Customer is in violation of any applicable laws or regulations.

    L. Disputes arising in connection with this Agreement will be governed by the laws of the country and locality in which HP accepts the order.

    M. These HP Software License Terms supersede any previous communications, representations or agreements between the parties, whether oral or written, regarding transactions hereunder. Customer's additional or different terms and conditions will not apply. These HP Software License Terms may not be changed except by an amendment signed by an authorized representative of each party.

                    U.S. SOLUTIONS SUPPORT OPTIONS ADDENDUM
                               TABLE OF CONTENTS

                        1.  SERVICES INCLUDED

                        2.  PREREQUISITES

                        3.  SERVICE LIMITATIONS

                        4.  CUSTOMER RESPONSIBILITIES

                        5.  SOFTWARE LICENSE AND COPYRIGHTS

                        6.  CHARGES

                    U.S. SOLUTIONS SUPPORT OPTIONS ADDENDUM

Orders for HP System Support Options are subject to the terms of this Agreement, including the Support Exhibit or quotation in effect on the date of order. Direct Reseller is responsible for obtaining the agreement of its end-user Customer with respect to any Support obligations under this Agreement that pertain to such Customer.

1.  SERVICES INCLUDED

    HP System Support Options are offered in one (1) year and three (3) year increments. HP System Support Options provide the following features for HP Products. Not all of the features are offered with every option or supported Product. Features for each option will be provided as described in the specifications sheet for HP System Support Options. Some service features have prerequisites. Service features may include one (1) or more of the following:

        -On-site hardware support during warranty
        -Flexible call submittal
        -Phone-in Software assistance
        -License to Use Software updates
        -Software media and documentation updates
        -HP SupportLine electronic support
        -Escalation management
        -Remote support (for selected HP Products)
        -HP PowerPatch tapes (for selected HP Products)
        -Assigned account support engineer
        -Assigned HP Response Center account advocate
        -Patch management assistance
        -Operational reviews
        -System release planning seminars and assistance
        -Installation of Software updates
        -Installation, configuration, and verification of systems and networks

2.  PREREQUISITES

    HP reserves the right to make the final judgment as to whether Customer adequately meets the requirements outlined in this document.

    A. MINIMUM SYSTEM CONFIGURATION

       Except for systems capable of diagnostic self-test, HP System Support Options require, at a minimum, that a system include a cental processing unit (CPU), a peripheral capable of reading standard HP diagnostics and verification tests, and a peripheral that allows HP to interact fully with the covered Products.

    B.  UNIFORM COVERAGE

        All Products that constitute the minimum system configuration must be covered at the same HP System Support Options service level.

        Options OSO-OS6 AND 340-3Y6 may not be combined on the same contract for software-only Products.

    C.  CONNECTORS AND CABLES

        All Products covered by HP System Support Options must be interconnected by cables or connectors listed in the appropriate HP documentation as compatible with the CPU. For HP Products not meeting this requirement, service is available at HP's standard service rates.

    D.  SOFTWARE SUPPORT

        All HP systems for which execution of diagnostic tests is software-dependent must, at a minimum, be covered by an HP System Support Option that provides periodic Software updates.

    E.  COVERAGE REQUIREMENTS

        For HP System Support Options orders that include software support, all systems supported by one system manager, except PC systems, must be covered by an HP System Support Option or by an existing contractual HP software support service.

    F.  RIGHT TO COPY DOCUMENTATION

        Customer may copy documentation updates for use with other systems covered by an HP System Support option that provides Software support.

    G.  SOFTWARE LICENSES

        Customer can purchase HP System Support Options only for HP software for which Customer has rightfully acquired an appropriate HP Software License.

    H.  DESIGNATED CALLERS AND TRAINING REQUIREMENTS

        The following contacts for HP must be designated and trained through completion of the appropriate HP training courses as defined by HP: system manager and alternate; extended hours alternate; if applicable, application software manager and alternate. Only the designated callers can use the HP Response Center.

    I.  REMOTE SUPPORT

        For HP to provide remote support, Customer must give authorization and provide access to a qualified modem, as well as access to one (1) voice-grade telephone and one (1) data-quality telephone line or network with terminations near the system. If HP cannot access a system remotely, HP may charge standard service rates if on-site service is needed.

    J.  HP SUPPORTLINE

        HP SupportLine electronic support is available via the Worldwide Web, electronic mail, and a character-mode interface. With a character-mode interface, Customer can access HP SupportLine electronic support using a modem or the Internet. To use HP SupportLine electronic support through modem access, Customer must provide one (1) data-quality telephone line, one (1) locally compatible modem set for 1200, 2400, 9600, or 14,400 baud, and an HP-compatible terminal or terminal emulator, in addition to the equipment required for remote support above. Customers who submit HP Response Center calls via HP SupportLine must meet the same training requirements as the system manager.

    K.  COUNTRY BOUNDARIES

        All systems supported by one (1) system manager must be located within the same country.

    L.  PRIORITY PLUS SUPPORT

        Products may be covered by the Priority Plus hardware service level if HP System Support Options charges for a site exceed a minimum amount. If remote support is available on the Products, Customer must allow remote access to receive

        Priority Plus support.

3.  SERVICE LIMITATIONS

    A.  HARDWARE AND SOFTWARE SUPPORT

        Any services involving hardware, software or network-related problems not covered by the HP System Support Options service ordered will be subject to HP's standard service rates.

    B.  MAXIMUM USE LIMITATIONS

        Products operated in excess of their maximum usage rate (as specified in the Product's data sheet or operating manual) cannot be covered by HP System Support Options, but can be serviced at HP's standard service rates.

    C.  INTERFACES AND ACCESSORIES

        HP may cover cables, connectors, accessories, and interfaces under the same hardware service level purchased for the Products with which they are used.

    D.  SUPPORTED SOFTWARE VERSIONS

        HP provides support only for the current and immediately preceding versions of HP Software, and only when the Software is used with hardware that is included in HP-specified configurations. If support coverage lapses, additional fees may be required to resume support coverage. HP will support specified versions of selected non-HP software, but will not support the software any longer than the vendor supports it. For non-HP software, HP provides support only for software versions that are specifically documented as supported on a specified configuration.

    E.  NON-HP SOFTWARE

        Support for non-HP software covered by HP System Support Options is limited to telephone assistance and, if available to HP from the third-party software vendor, patches, workarounds, and updates. HP's decision on how long to offer HP support on selected versions of non-HP software is final.

    F.  NON-HP PRODUCTS

        HP is not liable for the performance or non-performance of third-party software vendors, their products, or their support services including design flaws in and/or incompatibility with non-HP products.

    G.  HP SOFTWARE ON NON-HP SYSTEM

        HP System Support Options for specified HP Software Products used with designated non-HP system provides the following features: phone-in assistance, software problem reporting, HP SupportLine electronic information access and call submittal, license for software updates, and patches.

    H.  ESCALATION MANAGEMENT

        On-site assistance for critical software problems is limited to systems supported by one (1) system manager and situated within one half (1/2) mile (one (1)kilometer) radius of each other. Systems situated beyond this limit that require on-site assistance will be subject to additional charges at HP's standard service rates.

    I.  ACCESS TO THE HP RESPONSE CENTER

        HP Response Center use is limited to the system manager for the operating system and subsystem software; if applicable, the network operator for the network; if applicable, the application software manager(s) for each family of HP application software; and if purchased, additional HP Response Center callers. In the absence of any of these managers, the HP Response Center is available to their designated alternates and, if applicable, during after-hours telephone assistance to the designated after-hours alternate.

    J.  SOURCE CODE SUPPORT

        For HP source code Software covered under HP System Support Options, assistance is limited to problems that can be duplicated on the current version of the object code of the particular Software. HP charges Customer at HP's standard service rates for any other assistance required.

    K.  HP PREDICTIVE SUPPORT (SELECTED SYSTEMS)

        HP is not responsible if HP Predictive Support Software does not identify or remedy system or peripheral problems prior to actual occurrence.

    L.  NETWORK SOFTWARE COVERAGE

        Support for HP network software that provides multi-vendor node connectivity is limited to product-usage and problem-solving assistance and software update materials, unless network support is purchased.

    M.  TRAVEL ZONES

        Customer sites located beyond one hundred (100) miles of a primary HP Support Responsible Office may be subject to travel charges, longer response times, and reduced coverage hours as specified in HP's "Worldwide Customer Support Travel and Office Directory." Availability of some coverage levels is based on distance from a primary HP Support Responsible Office.

    N.  EXCLUSIONS

        HP System Support Options do not include assistance that involves program development, coding, isolation of coding problems, implementation assistance, performance consulting, data recovery regardless of the cause of data loss, hardware malfunctions, or problems and investigation time relating to the use of privileged code on HP 3000 systems. HP System Support Options do not include consulting. Consulting may be purchased separately. HP System Support Options are not a substitute for any formal training offered by HP.

    O.  AVAILABILITY

        Some HP System Support Options service features and coverage levels are subject to local availability.

    P.  OUT OF COVERAGE HOURS

        Customer requests for hardware and software support services or installation and configuration services scheduled alter HP's normal business hours may be subject to local availability and additional charges.

4.  CUSTOMER RESPONSIBILITIES

    A.  ACCESS

        Customer must provide HP with the following:

        1.  Access to the Products covered under HP System Support Options.

        2. Adequate working space and facilities within a reasonable distance of the Products.

        3. Access to and use of all information, internal resources, and facilities determined necessary by HP to service the Products.

        B.  OPERATING PROCEDURES

            Customer must follow routine operating procedures as specified in the HP Product operating manual.

        C.  USAGE-LEVEL CHARGES

            Customer must allow HP to install or remove usage meters on specified electromechanical devices. Usage charges may be invoiced separately.

        D.  DIAGNOSTIC/MAINTENANCE SOFTWARE (SELECTED SYSTEMS)

            Customer must allow HP to keep system and network diagnostic and maintenance programs resident on Customer's system or site for the exclusive purpose of performing diagnostics and maintenance. Prior to submitting a Software problem report to HP, Customer may be required to assist HP in running these HP-supplied programs. Customers with HP Predictive Support Software must use the electronic data transfer capability it provides to inform HP of events identified by the software. Customer acknowledges that Customer has no ownership interest in diagnostic Software provided by HP and that HP may remove these diagnostic programs and any HP-loaned modems upon termination of HP System Support Options.

        E.  SERVICE REQUESTS

            Prior to placing a service request with HP, customer may be required to run HP-supplied diagnostic programs.

        F.  REVISION LEVELS

            Customer must maintain all associated system hardware and firmware, except PC systems, at the latest HP-specified configuration and code revision level. For PC systems, Customer must maintain all associated system hardware and firmware at a revision level specified by HP. Customers must maintain HP-supported non-HP software at a code revision level specified by HP.

        G.  TELECOMMUNICATIONS CHARGES

            Customer is responsible for all telecommunications charges associated with using HP SupportLine electronic support.

        H.  TEMPORARY PROCEDURES

            Customer is responsible for implementing temporary procedures or workarounds while permanent solutions are being sought.

5.      SOFTWARE LICENSE AND COPYRIGHTS

        A.  UPDATES

            1. HP grants Customer a License to use software updates provided by HP under an HP System Support Option.

            2.  In addition, HP grants Customer a license to use and copy one
                (1) copy of the updates received from HP for each HP Software Product License for which Customer has purchased an HP System Support option that provides Software support.

            3. Customer agrees that the License to Use and copy of the updates is governed by the HP Software License Terms in effect on the date HP ships the update to Customer. The current version of the HP Software License Terms is attached as an addendum to this Agreement.

        B.  HP UPDATE OWNERSHIP

            Customer acknowledges that it does not own and has no right to, title to, or interest in the updates except as set forth in the HP Software License Terms.

        C.  COPYRIGHT AND TRADEMARK NOTICES

            Customer agrees to reproduce and conspicuously affix those copyright and trademark notices from the original software or documentation on each copy of an update that Customer makes or obtains from an electronic data source, such as HP SupportLine support.

6.      CHARGES

        A.  CANCELLATION

            If HP System Support Options are canceled, Customer will receive a pro rata refund only for the unused prepaid services. Charges for HP System Support Options cover a twelve (12) month period for one (1) year options and a thirty-six (36) month period for three (3) year options.

        B.  FINANCING

            If HP System Support Options are financed as part of an HP Financing Agreement, the HP Financing Agreement terms and conditions regarding cancellation will govern.

                   HP CONFIGURATION TOOLS LICENSE ADDENDUM
                              TABLE OF CONTENTS


                        1.  PARTIES AND PRECEDENCE
                        2.  LICENSE GRANT
                        3.  RESTRICTIONS AND CHANNEL
                            PARTNER RESPONSIBILITIES
                        4.  SUPPORT
                        5.  CONFIDENTIAL INFORMATION
                        6.  OWN RISK
                        7.  TERM AND TERMINATION

                   HP CONFIGURATION TOOLS LICENSE ADDENDUM

1.      PARTIES AND PRECEDENCE

        This Addendum covers Channel Partner's use of certain electronic configuration tools which consist of HP and third party Software. For purposes of this Addendum, "Channel Partner" means any direct reseller, indirect reseller or Independent Software Vendor ("ISV") or HP Solutions Products pursuant to a written Agreement or Certification. This Addendum is incorporated by reference into such Agreement or Certification, the terms and conditions of which will continue in full force and effect; provided, however, that in the event of a conflict with any of the provisions of this Addendum, this Addendum will take precedence.


2.      LICENSE GRANT

        A. Subject to the terms and conditions set forth in this Addendum and in Channel Partner's HP Agreement or Certification, HP grants to Channel Partner an internal, non-exclusive, non-transferable, worldwide license to use one copy of the following Software plus any other Software designated by HP and agreed upon by Channel Partner in object code format and including any associated documentation (collectively, the "Configuration Tools"), per each individual user identified by Channel Partner and approved by HP. For purposes of this Addendum, "User" means an individual employee or contractor of Channel Partner, as evidenced by a unique user identifier for such individual.

                HP Knowledge Base
                SalesBUILDER for Windows
                QuoteBUILDER for Windows
                RAM Doubler

        B. Notwithstanding the foregoing transfer restriction, Channel Partner may transfer copies of the Configuration Tools, including the associated licenses and documentation, between similarly situated Users, subject to
Section 3 below and any related policies or guidelines issued by HP.

3.       RESTRICTIONS AND CHANNEL PARTNER RESPONSIBILITIES

        A. Channel Partner will use the Configuration Tools solely for the purposes of selling, configuring, quoting prices for, ordering, distributing and/or support HP Products and Channel Partner products.

        B. Channel Partner will be responsible for the payment of all registration fees, periodic fees, and any connect time charges associated with the delivery of the Configuration Tools by HP or its designee via electronic communications services or other means.

        C. Channel Partner must have a valid HP Purchase Agreement for resellers, ISV Agreement or Certification, with no compliance violations, in order to be eligible to use the Configuration Tools.

        D. Channel Partner will be responsible for controlling the number of its users of the Configuration Tools, and will notify HP or its designee promptly of any internal transfers of the Configuration Tools, including the associated licenses and documentation.

        E. Channel Partner acknowledges HP's right to change Product information as reflected in The HP Product Knowledge Base without prior notice to Channel Partner.

4.      SUPPORT

        HP will provide direct reselling and ISV Channel Partners with telephone coverage support regarding SalesBUILDER for Windows only, each Monday through Friday from 8:00 AM to 8:00 PM Eastern Standard Time, excluding HP holidays pursuant to this Addendum regarding support. HP has no support obligations regarding any other software licensed pursuant to this license. The Channel Partners may contact directly the manufacturers of other software licensed.

5.      CONFIDENTIAL INFORMATION

        Any information disclosed by HP to Channel Partner in connection with Channel Partner's use of the Configuration Tools which is labeled confidential or proprietary will be protected by Channel Partner from unauthorized disclosure to third parties with the same degree of care as Channel Partner uses for its own similar information for a period of three (3) years from the date of disclosure. This restriction will not apply to any information which is
(i) already known by Channel Partner prior to disclosure, (ii) independently developed by Channel Partner prior to or independent of the disclosure,
(iii) publicly available, (iv) rightfully received from a third party without a duty of confidentiality, or (v) disclosed by Channel Partner with HP's prior written approval.

6.      OWN RISK

        HP IS PROVIDING THESE CONFIGURATION TOOLS ON AN "AS IS" BASIS. CHANNEL PARTNER'S USE OF THE CONFIGURATION TOOLS IS AT CHANNEL PARTNER'S OWN RISK. HP, ITS AGENTS, EMPLOYEES, SUBCONTRACTORS AND THIRD PARTY SOFTWARE SUPPLIERS DISCLAIM ANY AND ALL LIABILITIES FOR AND MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONFIGURATION TOOLS INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.      TERM AND TERMINATION

        This Addendum will be effective upon execution by both parties, and will continue in effect so long as Channel Partner's HP Agreement or Certification is in effect; provided, however, that HP may terminate Channel Partner's license immediately upon notice for cause, and that HP may, in HP's sole discretion, terminate Channel Partner's license upon thirty (30) days notice without cause. Upon any such termination, Channel Partner will immediately destroy the configuration Tools, together with all copies in any form.

                   HP WARRANTY AND INSTALLATION INFORMATION
                              TABLE OF CONTENTS


                        1.  DEFINITIONS
                        2.  WARRANTY STATEMENT
                        3.  PLACE OF PERFORMANCE
                        4.  LIMITATION OF LIABILITY AND REMEDIES
                        5.  WARRANTY AND INSTALLATION CLASSIFICATIONS
                        6.  RESPONSE TIMES
                        7.  INSTALLATION SERVICES

                   HP WARRANTY AND INSTALLATION INFORMATION

1.      DEFINITIONS

        A. "Delivery" means standard HP shipping to and arrival at the receiving area at the "Ship to" address in the country where customer's order is placed, unless otherwise indicated on the quotation.

        B. "Products" means hardware, software, documentation, accessories, supplies, parts and upgrades that are determined by HP to be available from HP upon receipt of Customer's order. "Custom Products" means products modified, designed or manufactured to meet customer requirements.

        C. "Software" means one or more programs capable of operating on a controller, processor or other hardware product ("Device"). Software is either a separate product, included with another product ("Bundled Software"), or fixed in a device and not removable in normal operation ("Firmware").

        D. "Specifications" means specific technical information about HP products which is published in HP product manuals and technical data sheets in effect on the date HP ships Customer's order.

2.      WARRANTY STATEMENT

        A. Product warranty period is defined by the warranty code appearing on quotations, as described in the "Warranty and Installation Classification Table" below or is available upon request.

        B. Products purchased from HP outside the U.S. will receive the standard warranty in the country of purchase. If customer moves such products to another country where HP has support presence, then customer will receive the destination country standard warranty.

        C. Products purchased in the U.S. based in the U.S. list prices will only receive standard warranty in the U.S., except for products with a global warranty. All products purchased in the U.S. based on international prices will include a global warranty. A global warranty means that the product will include the destination country's standard warranty in any country where the Product is moved provided that HP has support presence in that country.

        D. Additional warranty coverage may be purchased and that warranty will be limited to the country in which the additional coverage was purchased. Customer may receive a different warranty when the product is purchased as part of a system. HP reserves the right to change the warranty. Such changes will affect only new orders.

        E. The warranty period begins on the date of delivery, or the date of installation if installed by HP. If Customer schedules or delays installation by HP more than 30 days after Delivery, the warranty period begins on the 31st day after Delivery.

        F. HP warrants HP hardware Products against defects in materials and workmanship. HP further warrants that HP hardware Products conform to specifications. These warranties do not include periodic recalibration (recommended for some HP Products), unless specifically covered in the warranty terms for such Products.

        G. HP warrants that Software will not fail to execute its programming instructions due to defects in materials and workmanship when properly installed and used on the Device designated by HP. HP further warrants that HP owned standard Software will substantially conform to Specifications. HP does not warrant that software will operate in hardware and software combinations selected by Customer, or meet requirements specified by Customer.

        H. HP does not warrant that the operation of Products will be uninterrupted or error free.

        I. HP warrants that each HP hardware, software, and firmware Product delivered under this Exhibit and HP terms and conditions of Sale and Service will be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations, when used in accordance with the Product documentation provided by HP (including any instructions for installing patches or upgrades), provided that all other products (e.g. hardware, software, firmware) used in combination with such HP product(s) properly exchange date data with it. If the specifications require that specific HP Products must perform as a system in accordance with the foregoing warranty, then that warranty will apply to those HP products as a system, and customer retains sole responsibility to ensure the year 2000 readiness of its information technology and business environment. The duration of this warranty extends through January 31, 2001. To the extent permitted by local law, this warranty applies only to branded HP products and not to products manufactured by others that may be sold or distributed by HP. This warranty Section 2I. applies only to HP Products shipped after July 01, 1998. The remedies applicable to this Section 2I., are those provided in Section 2J. below. Nothing in this warranty will be construed to limit any rights or remedies provided elsewhere in this Exhibit and HP's Terms and Conditions of Sale and Service will respect to matters other than year 2000 compliance.

        J. If HP receives notice of defects or non-conformance to hardware Specifications, or substantial non-conformance to HP owned standard Software Specifications during the warranty period, HP will, at its option, repair (and recalibrate only as necessitated by repairs), or replace the affected Products. If HP is unable, within a reasonable time, to repair, replace or correct a defect or non-conformance in a product to a condition as warranted, customer will be entitled to a refund of the purchase price upon prompt return of the Product to HP. Customer will pay expenses for return of such Products to HP. HP will pay expenses for shipment of repaired or replacement Products, except for Products returned to customer from another country.

        K. HP warrants that HP Support will be provided in a professional and workmanlike manner. HP will replace, at no charge, parts which are defective and returned to HP within 90 days of delivery.

        L. Some newly manufactured HP Products may contain and warranty service may use remanufactured parts, which are equivalent to new in performance.

        M. The above warranties do not apply to defects resulting from improper or inadequate maintenance or calibration by Customer; Customer or third party supplied software, interfacing or supplies; unauthorized modification; improper use or operation outside the specifications for the product, abuse, negligence, accident, loss or damage in transit; improper site preparation; or unauthorized maintenance or repair.

        N. THE ABOVE WARRANTIES ARE EXCLUSIVE AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. HP SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        3.      PLACE OF PERFORMANCE

        A. Within HP service travel areas, HP Products and certain other Products designated by HP, sold with On-Site warranty and installation coverage, will be installed by HP at the Customer's facility at no charge. Outside HP service travel areas, warranty and installation services will be performed at Customer's facility only upon HP's prior agreement; Customer will pay HP's travel expenses and other applicable expenses for such services.

        B. Products with On-Site warranty will receive warranty services only at the initial installation site. If Products eligible for On-Site warranty and installation services are moved from the initial installation site, the warranty services will be provided only if the Customer purchases additional inspection or installation services at the new site.

        C. Products with On-Site warranty will receive warranty services outside the country of initial purchase if global warranty coverage applies. Service outside the country of initial purchase is subject to the conditions regarding HP service travel areas and initial installation in Sections 3A. and
B. above.

        D. Products with global warranty coverage and return to HP warranty, and battery-powered Products, may be returned to the closest HP authorized repair center. All other products with return to HP warranty must be returned to a HP authorized repair center within the country of original purchase. Customer will pay expenses for return of such Products to HP. HP will pay expenses for shipment of repaired or replacement Products, except for Products returned to Customer from another country.

4.      LIMITATION OF LIABILITY AND REMEDIES

        A. To the extent HP is held legally liable to customer, HP's liability is limited to:

        1)  damages for bodily injury;

        2) direct damages to tangible property up to a limit of U.S. one million dollars ($1,000,000).

        B. Notwithstanding Section 4A, above, in no event will HP or its affiliates, subcontractors or suppliers be liable for any of the following:

        1)  Actual loss or direct damage that is not listed in 4A. above;

        2)  damages for loss of data, or software restoration;

        3) damages relating to Customer's procurement of substitute products or services (i.e. "cost of cover"); or

        4) Incidental, special or consequential damages (including downtime costs or lost profits).

        C. THE REMEDIES IN THIS EXHIBIT AND HP's TERMS AND CONDITIONS OF SALE AND SERVICE ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES.

5.      WARRANTY AND INSTALLATION CLASSIFICATIONS

        Products receive warranty and installation services as defined in the Warranty and Installation Classification Table below. Peripherals, accessories and interfaces receive the same services as the systems to which they are connected when:

        1) the Products are purchased with the system on a coordinated delivery and are included in the system configuration; or,

        2) the Products are purchased as add-ons to an existing system covered by a HP service agreement which is extended to include the add-on Products.

WARRANTY AND INSTALLATION CLASSIFICATION TABLE
_______________________________________________________________________________
WARR    WARRANTY    SERVICE         SUPPORT         GLOBAL  INSTALL UPGRADE
CODE    PERIOD      LOCATION        LEVEL           WARR    INC.    ELIG.
                                                    (13)            (4)
______________________________________________________________________________
1A      30 Days     HP/DEALER  Standard Bench (3)   No       No      No
1B      60 Days     HP         Replacement (18)     Yes      No      No
1C      30 Days     HP/DEALER  Replacement (18)     Yes      No      No
1D      30 Days     HP/DEALER  Parts Only (16,30)   Yes      No      No
1E      5  Years    HP/DEALER  Parts Only (32)      Yes      No      No
1F      90 Days     HP/DEALER  Parts Only (16,30)   Yes      No      No
1G      2  Years    HP/DEALER  Parts Only (16,30)   Yes      No      No
1H      1  Year     HP         Enhanced Parts Only  No       No      yes
                               within 48hrs (33)
1P      30 Days     HP         Replacement (18)     No       No      No
1Q      30 Days     HP/DEALER  Parts Only (16,30)   No       No      No
2A      90 Days     On Site    4 Hour Response (22) No       Yes(1)  Yes
2B      90 Days     On Site    4 Hour Response (22) No       Yes     Yes
2C      90 Days     On Site    4 Hour Response (22) No       No      Yes
2D      90 Days     On Site    Next Day (22)        No       No      Yes
2E      90 Days     On Site    Next Day (22)        No       Yes     Yes
2F      90 Days     On Site    Next Day (22)        No       No      No
2G      90 Days     On Site    4 Hour Response (22) No       No      No
2H      90 Days     On Site    Next Day (22)        No       Yes     No
2J      90 Days     On Site    Within 3 Days (22)   No       Yes     No
2K      90 Days     HP/DEALER  Replacement (2)      Yes      No      No
3A      90 Days     HP/DEALER  Standard Bench (3)   No       No      Yes
3B      90 Days     HP/DEALER  Standard Bench (3)   No       No      No
3C      90 Days     HP         Replacement (2)      No       No      No
3D      90 Days     HP         Standard Bench (3)   No       No      No
3E      6 Months    On Site    Within 3 Days (22)   Yes      Yes     Yes
3P      90 Days     HP         Replacement (18)     No       No      No
3Q      90 Days     HP         Parts Only (16,24)   No       Yes     No
3R      90 Days     HP         Parts Only (16,24)   No       No      No
3S      1 Year      On Site    Next Day (22)        Yes      No      Yes
3T      1 Year      On Site    Next Day (22)        Yes      Yes     Yes
3U      90 Days     HP         Replacement (2)      Yes      No      No
3V      18 Months   HP/DEALER  Standard Bench (3)   Yes      No      No
3W      1 Year      On Site    Within 3 Days (22)   Yes      No      No
                               Module Exchange (14)
3X      1 Year      HP         Replacement (18)     Yes      No      No
4A      1 Year      HP/DEALER  Standard Bench (3)   No       No      No
4B      1 Year      HP/DEALER  Standard Bench (3)   No       No      Yes
4C      1 Year      HP/DEALER  Standard Bench (3)   No       Yes     No
4D      1 Year      HP/DEALER  Standard Bench (3)   Yes      No      No
4E      1 Year      HP/DEALER  Standard Bench (3)   Yes      No      Yes
4F      1 Year      HP/DEALER  Standard Bench (3)   Yes      Yes     No
4G      1 Year      On Site    Next Day (22)        Yes      No      No
4H      1 Year      HP/DEALER  Unit Exchange, Next  Yes      No      No
                               Day (7)
4J      1 Year      HP/DEALER  Exchange, Next       Yes      No      No
                               Day (7)
4K      1 Year      On Site    Next Day (22)        No       Yes(1)  Yes
4L      1 Year      On Site    Next Day (22)        No       Yes     Yes
4M      1 Year      On Site    Next Day (22)        No       No      Yes
4N      1 Year      On Site    Within 2 Days (19)   Yes      No      No
4P      1 Year      HP         Parts Only (16)      Yes      No      No
4Q      1 Year      On Site    Next Day (22)        Yes      Yes     No
4R      1 Year      On Site    Cooperative,         Yes      Yes     Yes
                               7 Days (11)
4S      1 Year      On Site    Cooperative (11)     Yes      No      Yes
4T      1 Year      On Site    HW & SW, Next
                               Day (26)             Yes      Yes     No
4U      1 Year      HP/DEALER  Unit Exchange (7)    Yes      No      Yes
4V      3 Years     HP/DEALER  Parts Only (16)      Yes      No      No
4W      90 days     On Site    Shared, Same         No       No      No
                               Day (20)
4X      1 Year      HP         Replacement (6)      No       No      No
4Y      1 Year      On Site    SW Next Day (31)     Yes      No      No
5A      1 Year      On Site    Next Day (22)        No       Yes     No
5B      1 Year      On Site    Next Day (22)        No       Yes     No

WARRANTY AND INSTALLATION CLASSIFICATION TABLE


5C    1 Year    On Site      Next Day (22)               No      No      No
5D    1 Year    On Site      Within 3 Days (22)          No      No      No
5E    1 Year    HP/DEALER    Unit Exchange (7)           No      No      No
5F    1 Year    HP/DEALER    Unit Exchange, Next Day (7) No      No      No
5G    1 Year    On Site      Within 3 Days (22)          No      Yes(1)  Yes
5H    1 Year    On Site      Within 3 Days (22)          No      Yes     Yes
5J    1 Year    On Site      Within 3 Days (22)          No      No      Yes
5K    1 Year    On Site      Within 3 Days (22)          No      No      Yes
5L    1 Year    On Site      4 Hour Response (22)        No      Yes(1)  Yes
5M    1 Year    On Site      4 Hour Response (22)        No      Yes     Yes
5N    1 Year    On Site      4 Hour Response (22)        No      No      Yes
5P    1 Year    HP           Replacement (18)            No      No      No
5Q    1 Year    HP           Standard Bench (3)          No      No      No
5R    1 Year    On Site      4 Hour Response (22)        No      No      Yes
5S    1 Year    On Site      Within 3 Days (22)          Yes     Yes     Yes
5T    1 Year    On Site      Within 3 Days (22)          Yes     No      Yes
5U    1 Year    On Site      Within 3 Days (22)          No      Yes     No
5V    1 Year    On Site      Cooperative (11)            No      Yes     Yes
5W    1 Year    On Site      Next Day, 7 Days (15)       Yes     Yes     No
5X    1 Year    HP           Parts Only (16)             No      No      No
5Y    1 Year    On Site      Cooperative, 7 Days (11)    No      Yes     Yes
5Z    1 Year    HP/DEALER    Unit Exchange (7)           No      No      Yes
6A    3 Years   On Site      Next Day (22)               No      No      No
6B    2 Years   HP/DEALER    Standard Bench (3)          No      No      No
6C    2 Years   On Site      Next Day (22)               No      No      No
6D    2 Years   On Site      Next Day (22)               No      Yes     No
6E    2 Years   HP/DEALER    Unit Exchange, Next         No      No      No
                             Day (7)
6F    2 Years   HP/DEALER    Unit Exchange (7)           No      No      No
6G    2 Years   HP/DEALER    Unit Exchange (7)           No      No      Yes
6H    2 Years   HP           Parts Only (16)             No      No      No
6J    2 Years   On Site      Shared, Same Day (20)       No      Yes     No
6L    18 Months HP/DEALER    Standard Bench (3)          No      No      No
6M    18 Months HP           Replacement (18)            No      No      No
6N    18 Months On Site      Next Day (22)               Yes     No      No
6P    2 Years   HP           Replacement (18)            No      No      No
6Q    2 Years   On Site      Next Day, 7 Days (15)       Yes     Yes     No
6R    2 Years   On Site      Next Day (22)               Yes     No      No
6S    2 Years   HP/DEALER    Standard Bench (3)          Yes     No      No
6T    2 Years   On Site      Unit Exchange, Next         No      Yes     No
                             Day (7)
6U    2 Years   On Site      Unit Exchange, Next         No      No      Yes
                             Day (7)
6V    2 Years   On Site      Within 3 Days (22)          Yes     No      No
6W    2 Years   On Site      Unit Exchange, Next         No      No      No
                             Day (7)
6X    2 Years   HP/DEALER    Unit Exchange,              Yes     No      No
                             Next Day (7)
6Y    2 Years   On Site      Unit Exchange               Yes     No      No
                             Next Day (7)
6Z    1 Year    HP           Replacement (18)            No      Yes     No
7A    3 Years   HP/DEALER    Standard Bench (3)          No      No      No
7B    3 Years   HP/DEALER    Unit Exchange (7)           No      No      No
7C    3 Years   On Site      Next Day (22)               No      No      No
7D    3 Years   Site & Bench 1 Year On Site + 2 Years    No      No      No
                             Bench (10)
7E    3 Years   HP/DEALER    Unit Exchange,              No      No      No
                             Next Day (7)
7F    3 Years   Exchange &   1 Year Unit Exchange +      No      No      No
                Bench        2 Years Bench (12)
7G    3 Years   On Site      Next Day (22)               Yes     No      No
7H    3 Years   HP/DEALER    Replacement (18)            No      No      No
7J    3 Years   HP/DEALER    Module exchange (14)        Yes     No      No
7K    3 Years   Site & Bench 1 Year On Site +            Yes     No      No
                             2 Years Bench (10)
7L    3 Years   HP/DEALER    Standard Bench (3)          Yes     No      No
7M    3 Years   HP/DEALER    Unit Exchange (7)           No      No      Yes
7N    3 Years   On Site      Next Day (22)               No      Yes(1)  Yes
7P    3 Years   On Site      Next Day (22)               No      Yes     Yes
7Q    3 Years   On Site      Next Day (22)               No      No      Yes
7R    3 Years   HP/DEALER    Unit Exchange, Next         No      No      Yes
                             Day (7)
7S    3 Years   HP/HEADER    Bench + Parts Only (21)     Yes     No      No

WARRANTY AND INSTALLATION CLASSIFICATION TABLE


7T      3 Years   On Site      1 Year On Site + 2 Years Parts  Yes   No   No
                               Only (23)

7U      3 Years   On Site      On Site, Within 3 Days (22)      No   Yes  No

7V      3 Years   On Site      On Site, Within 3 Days (22)      No   No   Yes

7W      3 Years   On Site      On Site, Within 3 Days (22)      No   No   No

7X      3 Years   HP/DEALER    Unit Exchange(7)                 Yes  No   Yes

7Y      3 Years   On Site      8 Hour Response, 24x7 (27)       No   No   No

7Z      3 Years   HP/DEALER    Parts Only (16)                  No   No   No

8A      5 Years   On Site      Next Day (22)                    No   No   No

8B      5 Years   HP           Replacement (18)                 No   No   No

8C      5 Years   HP/DEALER    Standard Bench                   No   No   No

8D      5 Years   HP/DEALER    Replacement (18)                 No   No  Yes

8E      5 Years   Site & Parts 1 Year On Site + Parts Only      No   No   No
                               Lifetime (17)

8F      5 Years   On Site      Next Day (22)                    Yes  No   No

8G      5 Years   HP           Replacement (18)                 Yes  No   No

8H      5 Years   HP/DEALER    Unit Exchange, Next Day (7)      No   No   No

8J      5 Years   HP/DEALER    Unit Exchange, Next Day (7)      No   No   Yes

8K      5 Years   HP/DEALER    Unit Exchange (7)                No   No   No

8L      5 Years   HP/DEALER    Unit Exchange (7)                No   No   Yes

8M      3 Years   Site & Parts 90 Days On Site + 33 Months      Yes  No   No
                               Parts Only (28)

8N      3 Years   Site & Parts 1 Year On Site + 2 Years Parts   Yes  No   No
                               Only (28)

8P      3 Years   Site & Parts 1 Year On Site + 2 Years Parts   Yes  No   No
                               Only Excluding KB/Mouse (29)

8Q      5 Years   HP/DEALER    Parts Only (16)                  No   No   No

8R      3 Years   HP/DEALER    Unit Exchange, Next Day (7)      Yes  No   No

8S      3 Years   On Site      Unit Exchange (7)                Yes  No   No

8T      2 Years   On Site      Next Day (22)                    Yes  Yes  No

8U      2 Years   On Site      Within 3 Days (22)               Yes  Yes  No

8V      3 Years   Site & Parts 1 Year On Site + 2 Years Parts   No   No   No
                               Only Excluding KB/Mouse (29)

9A      6 Years   On Site      4 Hour Response (Expires: 30     No   No   No
                               SEP 2001)

9M      Lifetime  HP           Replacement (5)                  Yes  No   Yes

9N      Lifetime  HP           Replacement (5)                  No   No   Yes

9P      Lifetime  HP           Replacement (5)                  No   No   No

9Q      10 Years  HP           Replacement (9)                  No   No   No

9R      Lifetime  HP/DEALER    Unit Exchange, Next Day (7)      Yes  No   Yes

9X      30 Years  HP/DEALER    Replacement (8)                  No   No   No

9Y      90 Days   HP/DEALER    Replacement (6)                  No   No   No

9Z      90 Days   HP           Replacement  (24)                No   No   No



Page 7 of 10




NOTES:

 1.  Site preparation service included with installation.

 2. Warranty service is limited to repair or replacement of defective Software media or materials only.

 3. Standard Bench warranty means repaired by HP or an HP dealer at its designated repair center.

 4. Upgrade eligibility indicates Product warranty and installation coverage is eligible to change to match the warranty coverage of the controlling Product when ordered as a component of a system.

 5. Lifetime parts warranty for an item that is warranted throughout the support life of the Product in which it is used.

 6. Products manufactured by another company and distributed by Hewlett-Packard are not supported by HP. Support is provided by the original products manufacturer. Software warranty services from HP are limited to replacement of defective Software media or materials. Customer should contact and/or register with the product manufacturer to receive any additional warranty and support coverage information that may be available.

 7. Unit Exchange warranty may return to the Customer a repaired exchange unit, or their original product repaired to HP standards.

 8. The Product may be replaced, repaired or the purchase price refunded if found to be defective during the first thirty (30) years of use.

 9. The Product may be replaced if found defective during the first ten (10) years of use.

10. On site warranty with next day response is provided for the first year and Standard Bench warranty is provided for two additional years. Standard Bench warranty means repaired by HP or by an HP dealer at its designated repair center.

11. Cooperative Support involves a sharing of responsibilities for replacement parts inventory and on site product serving. Warranty 5V response is limited to normal working hours. Warranty 5Y response is twenty-four (24) hours a day, seven (7) days a week.

12. Unit exchange (see #7 above) warranty is provided for the first year and Standard Bench warranty is provided for two additional years. Standard Bench warranty means repaired by HP or an HP dealer at its designated repair center.

13. Warranty coverage is available in all countries where HP has established local support capabilities. Repairs of products configured to operate in a different country may be subject to delays.

14. Module Exchange warranty may return to the Customer a refurbished module in exchange for the Customer's original.

15. Response to a call for support is available seven (7) days a week. On site response is provided by the next day after receiving a call requesting warranty support.

16.  Parts only warranty means HP will supply the Customer with a replacement part in exchange for a defective one.

17. Five (5) year on site warranty is supplemented with a lifetime parts warranty. Lifetime means HP will supply the Customer with a replacement part in exchange for a defective one throughout the support life of the Product. Some part restrictions apply.

18. The item is warranted against manufacturing defects in material or workmanship only.

19.  Warranty response is provided within two business days.

20. Shared warranty support responsibility with the original equipment manufacturer. HP provides the initial contact for the Customer and works with the original equipment manufacturer the same business day to supply required warranty support if needed.

21. First year receives standard bench repair warranty coverage and years two and three receive replacement parts warranty coverage only.

22. Responses are based on local standard business days and working hours. Unless otherwise stated, all responses are measured from the time the Customer calls until HP has either established a mutually acceptable time for support to be performed, or HP has begun to provide on site support or remote diagnostics.

23. First year receives standard On Site, Next Day warranty coverage and years two and three receive replacement parts warranty coverage only.

24. Products manufactured by another company, distributed by HP and supported by HP receive minimal warranty coverage of ninety (90) days parts only. This warranty may be upgraded to one (1) year on site support.

25. Products is serviced on site and if found to be defective is exchanged for a previously repaired unit by the HP authorized support engineer.

26. HP warrants that both the standard hardware and software will substantially conform to published specifications.

27. Responses are measured from the time the Customer calls until HP has either established a mutually acceptable time for support to be performed, or HP has begun to provide on site support or remote diagnostics. 24 x 7 refers to coverage hours of twenty-four (24) hours a day, seven (7) days a week.

28. Two (2) levels of warranty coverage are provided for specified intervals of time. The two (2) levels can be described as follows: 1) On site support supplied by the next business day; and 2) Parts only coverage without the need to return the defective part.

29. Two (2) levels of warrant coverage are provided for specified intervals of time. The two (2) levels can be described as follows: 1) On site support supplied by the next business day; and 2) Parts only coverage excluding the keyboard and mouse.

30. The Customer may accept parts only warranty (see footnote 16) or return the product to the point of sale for warranty support.

31. HP warrants that the standard software will substantially conform to published specifications.

32.  Keyboard and mouse are covered for the first (1st) year only.

33. The Enhanced Parts Only service level means that HP will provide the Customer with remote resolution assistance, parts diagnosis, replacement part(s) in return for defective one(s), and remote part installation assistance. At its option, HP may, but is not obligated to, repair the product on site.

6.  RESPONSE TIMES

    Response times for on site repair services are specified in the Response Time Table below.


                             RESPONSE TIME TABLE

    ZONE NUMBER                          1-3         3-5                6               Other
    Distance (Miles/Km)                 0-100/0-160 101-200/161-320      201-300/321/480

    Classification Codes 2A              4           8                   12             Quote
    2B,2C,2G,4S,5L,5M,5R,5V &           Coverage    Coverage            Coverage
    9A                                  Hours       Hours               Hours

    Classification Codes 2D             Next Day     2                  3               Quote
    2E,2F,2H,4G,4K,4L,4M,4Q             Coverage     Coverage Days      Coverage  Days
    4T,5A,5B,5C,5F,5W,6A,6C,6D,
    6N,6Q,6R,7C,7N,7P,7Q 8A,8H & 8J

    Classification Codes 2J             Within 3     3                  3               Quote
    5D,5G,5H,5J,5K,5S,5T,5U             Coverage     Coverage Days      Coverage Days
    6V,7U,7V & 7W                       Days


7.  INSTALLATION SERVICES

    A.  SITE PREPARATION

        When this services is included in the purchase price of the Product, a representative of HP will contact the Customer upon receipt of Customer's purchase order to discuss site preparation requirements. This may be accomplished either during an on site visit or by telephone, and will encompass technical site planning, preparation and installation requirements relevant to Customer's system. Customer will also receive documentation or information characterizing the physical, electrical and environmental requirements applicable to Customer's system, as well as any other requirements obtained in the appropriate HP "Site Preparation Manual" (when available) for the system.

     B.  SITE SURVEY

         All installation sites must be approved by HP. Prior to the scheduled delivery of Customer's system, an HP representative will verify that the site has been prepared in conformance with the applicable "Site Preparation Manual" (when available) and meets all electrical and environmental requirements contained in the manual. This verification may occur either on site or by telephone.

     C.  PURCHASE OF INSTALLATION SERVICES

         Standard installation services are included in the price of some system Products. These services may also be obtained from HP for Products or systems which do not include these services in the purchase price of the Product for additional cost which will be specifically quoted.

     D.  INSTALLATION OF SYSTEMS AND SELECTED COMPONENTS

         When installation is included in the purchase price of a Product:

         1) HP will install Customer's system(s) at a mutually agreed time following notification by Customer that all Products of the coordinated shipment have been delivered to the site and that the site conforms to HP's requirements. Installation will be performed during HP's normal business hours. Installations performed outside of business hours at Customer's request may be subject to additional charges.

         2) HP systems, including all accessories, interfaces, peripherals and terminals ordered with a system on a coordinated delivery and included in HP's configuration guide and located at the system site, will be installed by HP at no additional charge.

     E.  SOFTWARE INSTALLATION

          Standard Software installation services consist of loading the operating system and utilities included in the operating system Software on the system and executing applicable verification tests. Software that is Customer installable will be noted in the applicable data sheet.

     F.  INSTALLATION RESPONSIBILITIES

         During system installation, HP will perform the following tasks:

         1. Supervise uncrating, positioning and racking of the following Products;

         2.  Inventory the shipment against the packing list(s);

         3.  Physically interconnect the Products;

         4.  Check the primary power line voltage;

         5. Connect line power to Products shipped with power cable and connector; (1)

         6.  Install operating system and utilities

         7.  Execute turn-on procedures;

         8.  Perform electronic and mechanical adjustments;

         9. Perform any repair which may be required to make the Products operational; (2)

        10.  Execute standard HP diagnostic or verification programs and test;

11.  Instruct operator on daily care and proper use of Product.

During system installation, Customer will perform the following tasks:

     1. Receive, uncrate, rack or move the Products and dispose of the packing materials;

     2.  Rerack or relocate the Products;

     3.  Reconfigure or regenerate Software systems;

     4. Connect line power to Products delivered without power cable and connector; (1)

     5.  May install products not supplied by HP;

     6.  Fabricate or pull cables;

     7. Ensure that site, cable runs and power outlets conform to all local fire and electrical codes;

     8.  Attach wall and ceiling mounts to building structure;

     9. Reconfigure hardware system, including recabling or relocation of existing products.

     All of the above Customer tasks, except 4 and 8, may be performed by HP for an additional charge and are subject to availability of resources.

     NOTES:

     1) Due to variations in local electrical codes, many Products are shipped without power cables and connectors. These Products must be connected to power by Customer's electrical contractor who is familiar with local regulations.

     2) Repairs made on Products covered by HP warranty will be accomplished at no additional charge. Shipment damage related to a Customer initiated relocation to shipment is not covered under warranty. For Products or damage not covered by HP warranty, repairs will be made at Customer's expense.

U.S. SOLUTIONS DIRECT RESELLER PROGRAM OPERATIONS POLICY MANUAL

INTRODUCTION

This Operations Policy Manual ("OPM") describes uniform HP policies applicable across Products, channel segments, and Direct Resellers. This OPM applies to all HP Channel Partners that have active purchase agreements containing the U.S. Direct Resellers Program Exhibit. For convenience and consistency, this OPM refers generally to "Direct Resellers".

HP has consolidated these policies in the OPM to ensure consistency and to provide an efficient means for updating changes to HP's policies simultaneously across all applicable channel segments. All capitalized terms used in this OPM retain the meanings defined elsewhere in the Agreement, unless specifically noted to the contrary.

            U.S. SOLUTIONS DIRECT RESELLER OPERATIONS POLICY MANUAL
                               TABLE OF CONTENTS

                1.  WARRANTY

                2.  SUPPORT

                3.  SOFTWARE LICENSING

                4.  RETURNS

                5.  CHANNEL PARTNER INSIGNIA

                6.  OBSOLETE, USED OR REFURBISHED UNITS

            U.S. SOLUTIONS DIRECT RESELLER OPERATIONS POLICY MANUAL

1. WARRANTY

   A. WARRANTY STATEMENTS

      1. HARDWARE. HP warrants hardware Products against defects in materials and workmanship. HP further warrants that HP Products conform to Specifications in effect on the date HP ships the Product.

      2. DESIGNATED SOFTWARE AND FIRMWARE. HP warrants Software and Firmware Products, which are designated by HP for use with a hardware Product and are properly installed on that hardware Product, against failures to execute their programming instructions due to defects in materials and workmanship.

      3. HP OWNED STANDARD SOFTWARE. HP warrants that HP owned standard Software will substantially conform to Specifications. HP does not warrant that Software will operate in hardware and software combinations selected by Direct Reseller and/or Customers, or that the operation of Products will be uninterrupted or error free.

      4. YEAR 2000. HP warrants that each HP hardware, Software and firmware Product shipped by HP will be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations, when used in accordance with the Product documentation provided by HP (including any instructions for installing patches or upgrades), provided that all other products (e.g.hardware, software, firmware) used in combination with such HP Product(s) properly exchange date data with it. If the Specifications require that specific HP Products must perform as a system in accordance with the foregoing warranty, then that warranty will apply to those HP Products as a system, and warranty will apply to those HP Products as a system, and warranty recipients retain sole responsibility to ensure the Year 2000 readiness of their information technology and business environments.

      5. OTHER WARRANTIES. HP may provide Product specific warranties, either with such Products or via the following HP web site:
http://partner.americas.hp.com/. HP revisions to such warranties will be effective on the date specified by HP. These warranties will take precedence over any conflicting terms contained in this Section 1.

   B. WARRANTY PERIODS AND PASS THROUGH PROCESSES

      1. WARRANTY PERIODS. Product warranty period and additional information is available with Products, on quotations, or upon request. If Direct Reseller does not pass through its HP warranties, the warranty period begins on the date of Delivery, or the date of installation if installed by HP. If Customer schedules or delays installation by HP more than thirty (30) days after Delivery, the warranty period begins on the thirty-first (31st) day after Delivery.

      2. PASS THROUGH PROCESSES. Except as expressly provided in this Agreement, Direct Reseller may pass through the warranties provided under the Agreement to their end-user Customers, so long as such warranty terms and conditions obligate HP to no greater than the following:

          a. Warranty coverage for defective Products no greater than that provided in this Warranty Section and any associated Product Exhibit or Product Category.

          b. Warranty exclusions and disclaimers no less than those set forth in this Warranty Section and any associated product exhibit.

          c. A duration of warranty expiring no later than the date of expiration of HP's warranty as provided under this Agreement; and

          d. Limitations of remedies and liability no less than those provided in the Limitation of Remedies and Liability Section of this Agreement.

          Direct Reseller must provide a copy of the currently effective HP warranty to its end-user Customer prior to the downstream sale. A copy of the current version of HP's Warranty and Installation Information(also known as "E-26") is attached as an addendum to this Agreement and may be provided by Direct Reseller to its end-user Customer, provided that Direct Reseller is responsible for ensuring that it provides the current version of E-26. In addition, Direct Reseller may provide more extensive warranty coverage to its end-user Customers, so long as HP has no responsibility for fulfilling the associated obligations.

     3. PASS THROUGH WARRANTY PERIOD. Where Direct Reseller uses the pass through processes described above, Products ordered by Direct Reseller and temporarily retained in inventory are warranted beginning with the shipment date from HP and ending with shipment to the end-user Customer, for a period not to exceed one hundred eighty (180) days from date of original purchase from HP by Direct Reseller. "User-Warranties" apply only to end-user purchasers of Products. End-user Customer warranties begin upon purchase by the end-user Customer and must be verified by proof of acquisition by such Customer.

     4. YEAR 2000 WARRANTY PERIOD. The duration of the year 2000 warranty set forth in subsection 1.A.4 above extends through January 31, 2001.


C.   REMEDIES.

     If HP receives notice of defects or no-conformance to the warranties provided in this Agreement during the applicable warranty period, HP will, at its option, repair, or replace the affected Products. If HP is unable, within a reasonable time, to repair, replace or correct a defect or non-conformance in a Product to a condition as warranted, Customer will be entitled to a refund of the purchase price upon prompt return of the Product to HP. Customer will pay expenses for return of such Products to HP. HP will pay expenses for shipment of repaired or replacement Products.

D.   WARRANTY EXCEPTIONS

     1. HP does not warrant that the operation of Products will be uninterrupted or error free.

     2. The warranties provided in subsections 1.A. through 1.H. above do not include periodic recalibration, recommended for some Products, unless specifically covered in the warranty terms for such Products.

     3. Some newly manufactured Products may contain, and in supporting such Products HP may use, remanufactured parts which are equivalent to new in performance.

4. The Year 2000 warranty provided in subsection 1.A.4 above applies only to branded HP Products and not to products manufactured by others that may be sold or distributed by HP.

E.      WARRANTY EXCLUSIONS

        The warranties provided in subsections 1.A. through 1.H. above will not apply to damages resulting from abuse, misuse, negligence, accident, loss or damage in transit, or other Product warranty exclusion, or from attempted repair by an unauthorized technician. Direct Reseller will reimburse HP for all freight expenses for any of the foregoing Products returned to HP, or for any returned Products determined by HP to be free from defect. Such HP Products may be shipped back to Direct Reseller, and Direct Reseller will be responsible for associated freight charges. Title to the Products and risk of loss will pass to Direct Reseller at HP's shipping point (Free On Board at Origin, "F.O.B. Origin").

F.      WARRANT DISCLAIMERS

        THE ABOVE WARRANTIES ARE SOLE AND EXCLUSIVE, AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. HP SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

2.      SUPPORT

        A. Direct Reseller may order Support from HP's then current Support offering, which is set forth in the attached U.S. Solutions Support Options Addendum. Orders for Support are subject to the terms of this Agreement, including the Support Exhibit or quotation in effect on the date of order. Direct Reseller is responsible for obtaining the agreement of its end-user Customer with respect to any support obligations under this Agreement that pertain to such Customer.

        B. To be eligible for Support, Products must be at current specified revision levels and, in HP's reasonable opinion, in good operating condition.

        C. HP may, at no additional charge, modify Products to improve operation, supportability and reliability, or to meet legal requirements.

        D. Relocation of Products is the end-user Customer's responsibility. Relocation may result in additional Support charges and modified service response times. Support of Products moved to another country is subject to availability.

        E. HP will provide Support for products not supplied by HP when approved by HP in writing. HP will provide Support for HP Products when the end-user Customer allows HP to perform modifications if requested by HP under Section 2.C. above. Such Customer is responsible for removing any products not eligible for Support to allow HP to perform Support services. If support services are made more difficult because of such product(s), HP will charge such Customer for the extra work at HP's standard rates.

        F.  Support does not cover any damage or failure caused by:

            1.  Use of non-HP media, supplies and other products, or

            2.  Site conditions that do not conform to HP's site specifications;
        or
            3. Neglect, improper use, fire or water damage, electrical disturbances, transportation by Direct Reseller or its end-user Customer, work or modification by people other than HP employees or subcontractors, or other causes beyond HP's control; or

        4. Inability of any non-HP products in the end-user Customer's environment to correctly process, provide or receive date data (i.e representations for month, day and year), and to properly exchange date data with the products supplied by HP.

        G. The end-user Customer is responsible for maintaining a procedure external to the Products to reconstruct lost or altered customer files, data or programs. Such customer will have a representative present when HP provides Support services at Customer's site. Customer will notify HP if Products are being used in an environment which poses a potential health hazard to HP employees or subcontractors; HP may require Customer to maintain such Products under HP supervision.

        H. The end-user Customer may delete Products under Support or cancel Support orders upon thirty (30) days written notice. Upon sixty (60) days written notice, HP may cancel Support orders or delete Products no longer included in HP's Support offering.

3.      SOFTWARE LICENSING

        A. Unless prior written consent is obtained from HP, Direct Reseller will not copy or modify any materials supplied under this Agreement, except that Software may be copied for archival purposes, to replace a defective copy, or for program error verification. Direct Reseller will not remove, omit, or alter any label or copyright notice on or in these materials.

        B. Direct Reseller is granted the right to distribute Software and related materials supplied by HP in accordance with the HP Software License Terms in effect on the date of shipment by HP. The current version of the HP Software License terms are attached as an addendum to this Agreement. Direct Reseller may also use the materials for demonstration purposes in accordance with those license terms.

        1. Where an end-user agreement is supplied with the Software, the user must sign the agreement or indicate acceptance by opening the media package in order to obtain a license to use it. Use of the Software will be subject to the terms of the agreement.

        2. Where the Software is designated as confidential or a trade secret in its license terms, Direct Reseller will safeguard the Software in accordance with industry standards and applicable law, using the same degree of care to prevent unauthorized disclosure as they use with their own trade secrets and those of other suppliers.

        C. Direct Reseller is granted a license to use certain electronic configuration tools, subject to and in accordance with the terms and conditions set forth in the attached HP Configuration Tools License and HP Software License Terms.

4.      RETURNS

        A. INTRODUCTION

        1. The procedures provided in this Agreement for return and repair, replacement, or credit are the exclusive remedies of Direct Reseller for any claim related to any alleged defect, nonconformity, or customer dissatisfaction in Products.

        2. Some Products may be returned under different terms and conditions than those set forth in this Section 4; the terms and conditions applicable to such Products are noted in the specific Product Exhibits and Program Exhibits related to such Products.

        B.  DEFECTIVE UNIT RETURNS

        1. Products eligible for defective unit returns are designated on the Product Exhibits.

        C. Display of HP Marks is at all times subject to HP's standards, policies and guidelines. HP reserves all rights under law or in equity for misuse of HP trademarks.

6.      OBSOLETE, USED OR REFURBISHED UNITS

        A. HP may, from time to time, offer Direct Reseller obsolete, used or refurbished Products and/or certain Products on special promotional terms. Such purchases may be subject to discounts different than those shown in the Product Exhibits, and on terms which may not include eligibility for Price Protection, stock adjustment, promotional accrual fund allowance or credit towards Direct Reseller's volume commitment levels.

2. HP will repair, provide a replacement unit, or refund credit to Direct Reseller, at HP's election, for any Product HP finds defective ("Defective Unit Return"). Such Product must be on HP's then current, applicable Product Exhibit, and Direct Reseller must be authorized under this Agreement to resell such Product.

3. HP may inspect Defective Unit Returns to verify they are eligible for repair or replacement. All packaging must be saved for inspection purposes so HP can determine cause of defect. HP will not be obligated to repair, replace or provide credit for Products returned as defective but damaged from abuse, misuse, negligence, accident, loss or damage in transit, or other Product warranty exclusion, or from attempted repair by an unauthorized technician. Direct Reseller will reimburse HP for all freight expenses for any of the foregoing Products returned to HP, or for any returned Products determined by HP to be free from defect. Such HP Products may be shipped back to Direct Reseller, and Direct Reseller will be responsible for associated freight charges. Title to the HP Products and risk of loss will pass to Direct Reseller F.O.B. Origin.

4. Prior to any return, Direct Reseller must verify the Product is eligible to be returned. Direct Reseller must obtain a Return Material Authorization ("RMA") number by calling Direct Reseller's HP customer support representative. Products may be shipped freight collect, using a carrier designated by HP, and must be accompanied by a packing slip which identifies the HP Product numbers, quantities, Direct Reseller's internal customer tracking number, HP customer base number, number of boxes, and specifies return as a Defective Unit Return. The RMA number must appear on the outside of all boxes returned to HP and on the packing slip.

5. Direct Reseller is responsible for ensuring the Defective Unit Return is properly packaged.

6. Direct Reseller must centralize Defective Unit Returns on behalf of their Customers. HP will not accept Product returns from Direct Resellers who do not have a valid direct buying Agreement for the specific Products they return to HP.

7. Repaired and replaced Products will be covered for the balance of the original HP warranty. In supporting such Products, HP repair personnel may use remanufactured parts which are equivalent to new in performance.

8. Eligible Products must be returned to HP within ninety (90) days of original shipment by HP to Direct Reseller. Products returned to Direct Reseller as defective by end-user Customers more than ninety (90) days after HP's general notice of obsolescence may be returned to HP only if the Products are covered by HP's warranty and only for repair under the associated warranty repair.

9. At HP's discretion, HP will repair or replace any Product to a condition as warranted, or Direct Reseller will be entitled to a refund of the purchase price upon return of the Product to HP.

10. Direct Reseller will contact HP to report defective Products, and will encourage its end user Customers to do the same. In the event a Product requires return to HP, the return must be made through Direct Reseller.

13. Defective Returns, combined with Customer Satisfaction Returns, may not exceed the aggregate return cap of three percent (3%) of the HP shipments to Direct Reseller during the previous Quarter. Quarters are calculated as follows: February through April, May through July, August through October, and November through January ("Quarters").

C.  CUSTOMER SATISFACTION RETURNS

    1. At HP's sole discretion, HP will provide credit to the Direct Reseller for Products returned by dissatisfied end-user Customers ("Customer Satisfaction Returns").

    2. Products must be on HP's then current, applicable Product Exhibit, and Direct Reseller must be authorized under this Agreement to resell such Product.

    3. HP will not accept defective or damaged Products as customer satisfaction returns. Demonstration units, consignment units, and remarketed Products are not included in the scope of this policy. All software Products must be removed from any hardware Product prior to its return to HP.

    4. Prior to any return, Direct Reseller must verify the Product is eligible to be returned. Direct Reseller must obtain an RMA number by calling Direct Reseller's HP customer support representative for each return. Products may be shipped freight collect, using a carrier designated by HP and must be accompanied by a packing slip which identifies the Product numbers, quantities, number of boxes, Direct Reseller's internal customer tracking number, HP customer base number, and specifies the return as a Customer Satisfaction Return. The RMA number must appear on the packing slip, and on the outside of all boxes returned to HP.

    5. Direct Reseller is responsible for ensuring the Customer Satisfaction Return is properly packaged.

    6. HP must receive Customer Satisfaction Returns within forty-five (45) days of the Direct Reseller's receipt of an RMA number.

    7. HP will not accept Product returns Direct Resellers who do not have a valid direct buying Agreement for the specific Products with HP.

    8. HP will provide credit to Direct Reseller for Products returned by dissatisfied Customers, provided that such Products shipped by HP within the United States are returned to HP within sixty (60) days of shipment to Direct Reseller or end-user Customers, or within ninety
         (90) days of shipment by HP for Products shipped from outside the United States. Product Returns for customer satisfaction purposes may not exceed two percent (2%) of HP shipments to Direct Reseller during the previous Quarter.

    9. At HP's discretion, HP will repair or replace any Product to a condition as warranted, or Direct Reseller will be entitled to a refund of the purchase price upon return of the Product to HP.

   10. Customer Satisfaction Returns, combined with Defective Returns, may not exceed the aggregate Return Cap of three percent (3%) of the HP shipments to Direct Reseller during the previous Quarter.

5.  CHANNEL PARTNER INSIGNIA

    A. Pursuant to Section 12 of the HP Reseller Business Terms, Direct Reseller may identify itself as an HP Authorized Direct Reseller only for those Products Direct Reseller is authorized to sell and only to describe the relationship Direct Reseller has with HP.

    B. Direct Reseller may describe itself as an "HP Channel Partner", and may utilize the HP Mark known as the "HP Channel Partner Insignias", subject to the usage guidelines provided by HP in connection with such insignia.

                                 EXHIBIT AV42
                   HP SURESTORE E DISK ARRAY MC256 PRODUCTS


A. Products listed on this Exhibit and applicable standard options that are determined by HP to be available from HP upon acceptance of Reseller's order earn discounts based on the total shipments by HP in accordance with the following Discount Schedule(s) when purchased in accordance with the provisions of this Agreement including all attachments. Custom Product and option discounts are subject to agreement between Reseller and HP prior to each order. All language versions of Products listed on this Exhibit qualify.

B.  DISCOUNT

    Each Product is categorized for discount rate into a "Discount Percentage Schedule" column as shown in the "Products Subject to Discount" table.

    Products categorized in discount column II, which is not reflected on the following "Discount Percentage Schedule," will receive 0% discount.
_______________________________________________________________________________
                         DISCOUNT PERCENTAGE SCHEDULE

                         United States           I

                         US Dollar Net
                               0-         +        33.0
________________________________________________________________________________

C. SPECIAL TERMS

   The following terms are required to take precedence over the indicated terms contained in the HP Reseller Business Terms and current version of the applicable Operations Policy Manual (OPM).

   1) Add the following to section 6 of HP Reseller Business Terms, Orders And Delivery, subsection (c) as follow: MC256 Products are classified as Custom Products that are manufactured to meet Reseller's requirements and, are subject to a return fee after shipment of up to five percent (5%) of list price if the return occurs within one hundred twenty (120) days of the shipment date. Products on this Exhibit receive no return credit after one hundred twenty (120) days of the shipment date. Prior to any return, Reseller must obtain a Return Materials Authorization ("RMA") number by calling Reseller's HP customer support representative.

   2) Clarify section 13 of HP Reseller Business Terms, Intellectual Property Protection, subsection (a) as follows: MC256 Products are not considered Custom Products for purposes of this section 13 and are included under the Intellectual Property Protection section and subparagraphs.

   3) Add the following to section 4 of OPM, Returns: MC256 Products are classified as Custom Products that are manufactured to meet end-user customer's requirements and are not qualified or covered for inventory adjustment programs.


D. ADDITIONAL OBLIGATIONS

   Reseller agrees to comply with the following additional obligations with respect to the Products sold under this Agreement.

   1) Reseller must identify a central contact for HP business development, information dissemination and problem resolution. The individual identified may be an existing HP 9000 and/or HP 3000 contact.

   2) Reseller must have at least one (1) sales representative per HP authorized sales location, capable of representing Products in face-to-face selling to the customer. The individual identified may be an existing HP 9000 and/or HP 3000 contact.

   3) Reseller must have at least one (1) engineer capable of doing pre-sales support for HP Products, according to the standards defined by HP.

       In order to provide and maintain the appropriate HP Product knowledge, above sales representatives and engineers must attend training as offered and must be certified according to the criteria and guidelines defined by HP.

   4) Reseller will not actively market the MC256 Products identified in this Exhibit for attachment solely to "System 390 Mainframe" (or compatible) computer systems, or in end-user environments where the only type of computer system attached or planned to be attached to the applicable MC256 Product is a System 390 Mainframe.

   5) Reseller may, however, actively market MC256 Products identified in this Exhibit for attachment to at least one computer system other than a System 390 Mainframe (or compatible) computer system.

   6) Reseller may sell only those Products that correspond to the certifications they have achieved.

   7) Reseller must provide detailed end-user information to HP to ensure appropriate installation and support services.

   8) Reseller must notify its end-user customers that HP requires modem access to Products supplied under this Exhibit, in order to facilitate warranty and post-warranty support services. If modem access is denied, the associated warranty will be deemed null and void.

   9) Service processors for the Products supplied under this Exhibit may only be accessed by HP personnel. In the event of access by any other will be deemed null and void.

                         PRODUCTS SUBJECT TO DISCOUNT

PRODUCT NUMBER  COLUMN  WTY     DESCRIPTION
                        CODE
_________________________________________________________________

A5700A          1       NA
A5701A          1       1J
A5702A          1       1J
A5702U          1       1J
A5703A          1       1J
A5703U          1       1J
A5704A          1       1J
A5704U          1       1J
A5705A          1       1J
A5705U          1       1J
A5706A          1       1J
A5707A          1       1J
A5708A          1       1J
A5709A          1       1J
A5710A          1       1J
A5710U          1       1J
A5711A          1       1J
A5711U          1       1J
A5712A          1       1J
A5712U          1       1J
A5719A          1       1J
A5719U          1       1J
A5721L1         1       1J
A5721L2         1       1J
A5721R1         1       1J
A5721R2         1       1J
A5721U          1       1J
A5723L1         1       1J
A5723L2         1       1J
A5723R1         1       1J
A5723R2         1       1J
A5723U          1       1J
A5731S          1       1J
A5731U          1       1J
A5732U          1       1J
A5733S          1       1J
A5733U          1       1J
A5740A          1       1J
A5740U          1       1J
A5745A          1       1J
A5745U          1       1J
A5746A          1       1J
A5746U          1       1J
A5750A          1       1J
A5751A          1       1J
A5752A          1       1J
B7905A          1       NA
B7905AU         1       NA
B7906A          1       NA
B7906AU         1       NA
B7907A          1       NA
B7907AU         1       NA
B7908A          1       NA
B7908AU         1       NA
B7909A          1       NA
B7910A          1       NA
B7911A          1       NA
B7912A          1       NA
B7912AU         1       NA
B7913A          11      NA
B7914A          1       NA
B7914AU         1       NA
B7915A          1       NA
B7916A          1       NA
B7917A          1       NA